SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        ---------------------------------

                             Filed by the Registrant

                   Filed by a party other than the Registrant

                        ---------------------------------

                           Check the appropriate box:
    [X] Preliminary Proxy Statement         [ ] Definitive Proxy Statement

    [ ] Definitive Additional Materials     [ ] Soliciting Material Pursuant to
                                                Rule 14a-11(c) or Rule 14a-12

    [ ] Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))

                       ----------------------------------

                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP

                (Name of Registrant as Specified in Its Charter)

                       ----------------------------------

Payment of Filing Fee (Check the appropriate box):

      [ ] No fee required.
      [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which  transaction  applies:
               Limited Partnership Units
          (2)  Aggregate  number of  securities  to which  transaction  applies:
               49,910 Units
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $22,305,100. Pursuant to Rule 0-11(c)(2), the fee was calculated on the amount of cash that is estimated to be received from the Registrant from the sales proceeds from the sales of the Registrant's property, assuming that the Registrant receives distributions from its investments in local partnerships equal to the maximum amount of the estimated liquidation proceeds.
          (4)  Proposed maximum aggregate value of transaction: $22,305,100
          (5)  Total fee paid: $4,461

      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party: (4) Date Filed:

                                                                        1/8/04


                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
                                c/o C.R.I., Inc.
                         11200 Rockville Pike, 5th Floor
                           Rockville, Maryland, 20852
                                 (301) 468-9200

      IMPORTANT PARTNERSHIP MATTER -- PLEASE REVIEW AND RESPOND IMMEDIATELY

                                                              January 12, 2004

Dear Investor:

     On behalf of Capital Realty Investors-II Limited Partnership ("CRI-II" or "Partnership"), we are writing to recommend that you authorize C.R.I., Inc., as the Managing General Partner of CRI-II, to liquidate the assets of CRI-II and wind up its affairs. We have developed a strategy for potential sales of the Partnership's investments in the underlying multifamily apartment complexes (the "Apartment Complex" or "Apartment Complexes").

     In connection with the proposed liquidation, enclosed are the following:

1. Consent Solicitation Statement - This document describes the terms of the proposed liquidation, including two proposed amendments to the Partnership's Limited Partnership Agreement to (i) allow the Managing General Partner to be eligible to be paid certain disposition fees from the Partnership as compensation for its efforts in marketing and selling an Apartment Complex on the same basis as third parties (in the event that third parties are not paid for this purpose) and (ii) in recognition that one or more of the Apartment Complexes might not be saleable to parties not affiliated with the respective Local Partnership due to the amount and/or terms of their current indebtedness, allow the Managing General Partner to be paid a partnership liquidation fee in the amount of Five Hundred Thousand Dollars ($500,000) payable only if the Managing General Partner is successful in liquidating all of the Partnership's investments within 36 months from the date the liquidation is approved. Our internal analysis (based on capitalization of net operating income projected for 2004 at rates of 8.5% and 9.5% for market rate properties and certain stated assumptions about the sales of affordable housing properties to Low Income Housing Tax Credit buyers) estimates a pre-tax liquidation valuation range of between $3,334 and $4,335 per 10 units of Limited Partner ownership interest. Please see page 28 for a full description of the valuation methods and assumptions we relied upon in our analysis.

2. Consent of Limited Partner and Return Envelope - Please mark your votes and sign this form and return it in the enclosed, postage-prepaid envelope or by facsimile to (212) 929-0308 by 5 p.m., Eastern Time, on March __, 2004, or such later date and time as we may set.

     Because you are an investor in CRI-II, we are required to ask for your consent to complete the liquidation and vote on other related proposals. Please carefully review the information in the enclosed Consent Solicitation Statement before voting.

     If you have any questions or require assistance completing the enclosed consent card, please call CRI-II's consent solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885.


             Sincerely,                         Sincerely,



     Your response to this solicitation is very important in order to ensure that your interests will be represented. Failure to return the enclosed consent card will have the same effect as a vote against the liquidation and other related proposals. We recommend that all Limited Partners vote "FOR" the liquidation of the Partnership and each of the other related proposals.

                                TABLE OF CONTENTS


CONSENT SOLICITATION STATEMENT................................................1


QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION STATEMENT
  AND THE PROPOSED LIQUIDATION................................................5


WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION........................12

   BACKGROUND AND REASONS FOR THE LIQUIDATION................................12
   RISKS OF THE LIQUIDATION..................................................15
   PLAN OF LIQUIDATION AND DISSOLUTION.......................................18
   AMENDMENT TO THE PARTNERSHIP AGREEMENT....................................19
   INTERESTS OF CERTAIN PERSONS IN THE LIQUIDATION...........................22
   SUMMARY HISTORICAL FINANCIAL DATA.........................................26
   LIQUIDATION EXPENSES......................................................28
   ESTIMATED RANGES OF VALUE OF PARTNERSHIP PROPERTIES.......................29
   OTHER CONDITIONS TO THE LIQUIDATION.......................................34
   ACCOUNTING TREATMENT......................................................37
   EFFECTIVE TIME............................................................37
   AMENDMENT OF THE PLAN OF LIQUIDATION AND DISSOLUTION......................37
   NO APPRAISAL RIGHTS.......................................................37
   REGULATORY APPROVALS......................................................38

THE PARTNERSHIP AND THE GENERAL PARTNERS.....................................39

   SCHEDULE OF APARTMENT COMPLEXES OWNED BY LOCAL PARTNERSHIPS...............40
   THE GENERAL PARTNERS......................................................41
   THE SPECIAL LIMITED PARTNER...............................................42
   THE INITIAL LIMITED PARTNER...............................................42
   FEES OF THE GENERAL PARTNERS..............................................42
   MARKET FOR THE BACS.......................................................45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............46

   GENERAL...................................................................46
   OWNERSHIP INTEREST OF THE GENERAL PARTNERS IN THE PARTNERSHIP.............46

CONSENT PROCEDURES...........................................................47

   TIMING OF THE CONSENT SOLICITATION........................................47
   RECORD DATE AND OUTSTANDING BACS..........................................47
   APPROVAL DATE; EXTENSIONS; AMENDMENT......................................47
   CONSENT CARD AND VOTE REQUIRED............................................49
   REVOCABILITY OF CONSENT...................................................50
   SOLICITATION OF CONSENTS; SOLICITATION EXPENSES...........................50
   EFFECT OF A FAILURE TO APPROVE THE LIQUIDATION............................50

INCORPORATION BY REFERENCE...................................................51


APPENDICES...................................................................51


APPENDIX A-- FORM OF PLAN OF LIQUIDATION AND DISSOLUTION

APPENDIX B - FORM OF LEGAL OPINION OF NIXON PEABODY LLP

                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP
                                c/o C.R.I., Inc.
                         11200 Rockville Pike, 5th Floor
                           Rockville, Maryland, 20852
                                 (301) 468-9200

                         ------------------------------

                         CONSENT SOLICITATION STATEMENT

                         ------------------------------


     This Consent Solicitation Statement and the enclosed consent card are being first mailed to the holders of units of limited partner interests of Capital Realty Investors-II Limited Partnership ("CRI-II" or the "Partnership"), a Maryland limited partnership, on or about January ___, 2004, by the Managing General Partner, as hereinafter defined, on behalf of the Partnership to solicit consents for approval of the following:

(1) The sale of all of the Partnership's assets and the dissolution of the Partnership pursuant to a Plan of Liquidation and Dissolution;

(2) The amendment of the Partnership's Limited Partnership Agreement to permit C.R.I., Inc. ("CRI"), to be eligible to receive property disposition fees from the Partnership on the same basis as such fees may currently be paid to Local General Partners, real estate brokers or other third party intermediaries employed to sell Partnership properties, to the extent that CRI markets and sells the Partnership's properties instead of such persons (a "Disposition Fee");

(3) The amendment of the Partnership's Limited Partnership Agreement to permit CRI to be eligible to receive a partnership liquidation fee in the amount of Five Hundred Thousand Dollars ($500,000), payable only if the Managing General Partner is successful in liquidating all of the Partnership's investments within 36 months from the date the liquidation is approved, in recognition that one or more of the properties in which the Partnership holds an interest might not be saleable to parties not affiliated with the respective Local Partnership due to the amount and/or terms of their current indebtedness (the "Partnership Liquidation Fee"); and

(4) To authorize the Managing General Partner, in its sole discretion, to elect to extend the period during which Consents of Limited Partners may be solicited and voted, but not beyond sixty (60) days from the date that this Consent Solicitation Statement is sent to the Limited Partners.


     In this Consent Solicitation Statement, the owners of units of Additional Limited Partner interest are referred to as "Limited
Partners."

     The matters for which the Limited Partners' consent is being solicited are collectively referred to in this document as the "Liquidation." The Liquidation consists of three independent proposals, each of which will be effective only upon the approval of the holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote as of December 31, 2003. The first proposal consists of both the authorization to liquidate the Partnership and the authorization of the Disposition Fee. CRI is of the view that it is permissible to bundle these two items in one proposal because payment of the Disposition Fee would not adversely affect the amount to be received by Limited Partners from the sale of the Partnership's interest in a local partnership that owns a multi-family apartment complex (an "Apartment Complex"). The Disposition Fee of up to 5% of the sales price of a property would only be payable in those circumstances where CRI actually performs the marketing and disposition services that would otherwise have been performed by, and paid to, a broker or other third party. The second proposal consists of the authorization of the Partnership Liquidation Fee. The second proposal recognizes that in one or more instances, a reasonable seller would not engage a broker to sell a particular Apartment Complex or the Partnership's interest in the local partnership because the amount or terms of its indebtedness would virtually preclude a sale to anyone other than a Local General Partner or one of its affiliates. Under such circumstances, if CRI successfully negotiates a disposition of such an Apartment Complex or the Partnership's interest in the local partnership, CRI would not receive a Disposition Fee, but it would be eligible to receive the Partnership Liquidation Fee provided that it liquidates all of the Partnership's investments within 36 months from the date the liquidation is approved by the Limited Partners. The third proposal grants the Managing General Partner the right, in its sole discretion, to extend the period during which Consents of Limited Partners may be solicited and voted, but not beyond sixty (60) days from the date of this Consent Solicitation Statement, if there are not sufficient votes of Limited Partners at 5 p.m., Eastern Time, on March __, 2004, to approve the other two proposals.

     CRI is the Managing General Partner of CRI-II. William B. Dockser ("Dockser") and H. William Willoughby ("Willoughby"), the two current shareholders of CRI, are General Partners of the Partnership, and Martin C. Schwartzberg, a former shareholder of CRI who retired in 1990, is also a General Partner of CRI-II. The Managing General Partner is referred to in this document as "CRI," "we" or "our." If the Disposition Fee is approved by the Limited
Partners, Dockser and Willoughby will waive their respective portions of the currently authorized 1% fee for their services to the Partnership payable upon a sale of a property.

     As described in this Consent Solicitation Statement, we are proposing to liquidate CRI-II, subject to approval by the affirmative vote of holders of a majority of the outstanding Limited Partner units in the Partnership entitled to vote as of December 31, 2003. We have described in this Consent Solicitation Statement what we believe to be a reasonable approach to estimating the values of the properties and how, assuming the properties are sold within such estimated value ranges, the proceeds would be distributed to Limited Partners and the estimated tax consequences of such distributions. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION -- Estimated Ranges of Value of Partnership Properties."

     If the holders of a majority of the outstanding Limited Partner units in the Partnership approve the Liquidation by marking the box entitled "FOR" on Proposal 1 of the enclosed consent card and the other conditions described herein are satisfied, then CRI will: (1) seek to sell the assets of the Partnership and use the sales proceeds and/or other Partnership funds to pay all expenses in connection with such sales, including the Disposition Fee where applicable, (2) pay or make provision for payment of all Partnership obligations and liabilities, including the Partnership Liquidation Fee if it is approved, and (3) distribute the remaining assets as set forth in the Partnership's
Limited Partnership Agreement, as amended and as described in this Consent Solicitation Statement. If Proposal 1 is approved by a majority in interest of the Limited Partners, but Proposal 2 concerning the Partnership Liquidation Fee is not approved, the Managing General Partner would not have an additional economic incentive to complete the liquidation of all of the Partnership's investments within the 36 month period. If Proposal 1 is approved by a majority in interest of the Limited Partners, but Proposal 3 is not approved, your completed consent card, to be accepted, must be received by no later than 5 p.m., Eastern Time, on March __, 2004, and the Managing General Partner will not have the right to extend such consent period. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION - Plan of Liquidation and Dissolution."

     In addition to solicitation by use of the mails, directors, officers, employees and agents of CRI may solicit consents in person or by telephone, facsimile or other means of communication. We have also engaged MacKenzie Partners, Inc., to assist us in the solicitation and tabulation of consents. MacKenzie will receive a fee of $8,000, plus reimbursement of out-of-pocket expenses, in connection with its engagement.

     We request that each Limited Partner complete and sign the enclosed consent card and promptly return it in the enclosed postage-prepaid envelope or fax it to the Partnership's consent solicitation agent, MacKenzie Partners, at (212) 929-0308. To be counted, your properly completed consent card must be received at or before 5 p.m., Eastern Time, on March __, 2004, unless the Managing General Partner elects to extend the period for giving consents (the "Expiration Date").

     Your vote is very important. Failure to return the enclosed consent card will have the same effect as a vote against the Liquidation. We recommend that all Limited Partners consent to the Liquidation by marking the boxes entitled "FOR" with respect to each of the three proposals on the enclosed consent card. If you sign and send in the consent card but do not indicate how you want to vote as to the Liquidation, your consent card will be treated as voting "FOR" each of the proposals.

     This Consent Solicitation Statement contains forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION" as well as within this Consent Solicitation Statement generally. In addition, when used in this Consent Solicitation Statement, the words "believes,"
"anticipates," "expects" and similar expressions are intended to identify forward-looking statements; however, not all forward-looking statements will contain such expressions. Such statements are subject to a number of risks and uncertainties. Actual results or events in the future could differ materially from those described in the forward-looking statements as a result of CRI's inability to find suitable purchasers for the Partnership's interests in Apartment Complexes, the inability to agree on an acceptable purchase price or contract terms, fluctuations in the market value of the Apartment Complexes, general economic conditions and other factors set forth in this Consent Solicitation Statement. We further caution Limited Partners that the discussion of these factors may not be exhaustive.

     We undertake no obligation to update any forward-looking statements that may be made to reflect any future events or circumstances.

     Limited Partners who vote against the liquidation and the related proposals will not have any rights of appraisal or similar rights.



     The Liquidation has not been approved or disapproved by the Securities andExchange Commission, nor has the Commission passed upon the fairness or THE merits of The Proposed transaction, nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

                        --------------------------------

                              QUESTIONS AND ANSWERS
                    ABOUT THIS CONSENT SOLICITATION STATEMENT
                          AND THE PROPOSED LIQUIDATION

                        --------------------------------


BACKGROUND

Q:   WHY HAVE I RECEIVED THIS CONSENT SOLICITATION STATEMENT?

A: You have received this Consent Solicitation Statement because CRI-II's Limited Partnership Agreement requires that the holders of a majority of the outstanding Limited Partner units in the Partnership approve the Liquidation. You are entitled to vote because, according to the records of the Partnership, you owned Limited Partner units in the Partnership on December 31, 2003. Even if you have sold some or all of your units since that date, if you owned units on December 31, 2003, you are entitled to vote.

THE LIQUIDATION

Q:   WHAT DOES THE LIQUIDATION INVOLVE?

A: We are proposing to sell all of CRI-II's interests in limited partnerships ("Local Partnerships") or Apartment Complexes owned by the Local Partnerships in which CRI-II is invested, pay or make provision for all Partnership obligations and liabilities, distribute the available cash to the Partners and terminate the Partnership. Throughout this Consent Solicitation Statement, sale of the interests in the Local Partnerships or of an Apartment Complex itself is referred to as a "sale of an Apartment Complex" or a "sale of a property".

     We are also proposing that the Partnership's Limited Partnership Agreement be amended to permit CRI to be eligible to receive a Disposition Fee of up to 5% of the sale price if, and to the extent that, it is not necessary to pay property disposition fees or other commissions to others in connection with the sale of the Apartment Complexes and, instead, CRI markets and sells one or more Partnership properties in connection with the Liquidation. The Partnership Agreement provides that all property disposition fees and any other commissions or fees payable upon the sale of the Apartment Complexes are subject to a fee cap equal to the lesser of the competitive rate for such services or 6% of the sales price of the Apartment Complexes. This limit on property disposition fees will not change. Therefore, in no event would the proposed amendment permitting CRI to be eligible to receive a Disposition Fee cause the existing fee cap to be exceeded or otherwise increase the fees payable by the Partnership in connection with the sales of the Partnership's properties. In other words, if CRI receives the proposed Disposition Fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same services and received a market rate fee for doing so.

     Under the Partnership  Agreement,  the individual General Partners (but not
CRI) are currently entitled to a deferred fee for their services to the Partnership payable upon the sale of a property equal to 1% of the sales price of the Apartment Complex. Such fee is not payable unless the Limited Partners have received distributions in an amount sufficient to return capital and a preferred return as described in the Partnership Agreement. If the liquidation is approved, Willoughby and Dockser would waive their right to this fee and would be eligible to receive indirectly the Disposition Fee payable to CRI, of which they are the only shareholders. The Disposition Fee would be considered a debt of the Partnership, payable prior to any return of capital or any preferred return to the Limited Partners.

     As used in this Consent Solicitation Statement, net sales proceeds means all sale proceeds received by the Partnership from a Local Partnership (which would already reflect payment of any mortgage repayment and transaction costs), or directly from the purchaser, from the sale of an Apartment Complex, less repayment of any purchase money note financing related to the applicable Local Partnership, and after payment of the expenses related to the sale, including, where applicable, the Disposition Fee to CRI. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION -Risks of the Liquidation - Purchase Money Note." As used in this Consent Solicitation Statement, sales price means the gross amount of consideration paid by a purchaser for an Apartment Complex or the Partnership's interest in a Local Partnership, including any assumption of debt.

     This Consent Solicitation Statement includes a separate proposal seeking authorization of the Partnership Liquidation Fee in the amount of Five Hundred Thousand Dollars ($500,000). This proposal recognizes that, in one or more instances, a reasonable seller would not engage a broker to sell a particular Apartment Complex because the amount or terms of its indebtedness would virtually preclude a sale to anyone other than a Local General Partner or one of its affiliates. Under such circumstances, if CRI successfully negotiates a disposition of such an Apartment Complex, CRI would not receive a Disposition Fee in connection with such sale, but it would be eligible to receive the Partnership Liquidation Fee when the last asset of the Partnership is disposed of, provided that CRI liquidates all of the Partnership's assets within 36 months after the Liquidation is approved. The Partnership Agreement provides that all property disposition fees and any other commissions or fees payable upon the sale of the Apartment Complexes are subject to a fee cap equal to the lesser of the competitive rate for such services or 6% of the sales price of the Apartment Complexes. This limit would not apply to the Partnership Liquidation Fee. The Managing General Partner believes that the Partnership Liquidation Fee should not be subject to the fee cap because, although the amount of expected proceeds from the sale of property to a Local General Partner or its affiliate is likely to be adversely impacted by the amount or terms of indebtedness on the property, the amount of effort required from CRI to complete these transactions in a timely manner is likely to be significant, and the dissolution of the Partnership cannot be completed until these assets are sold. Since CRI would not be eligible to receive a Disposition Fee in connection with any of these transactions, the proposed Partnership Liquidation Fee will provide an additional economic incentive to complete the liquidation of all of the
Partnership's investments within the 36 month period. The Partnership Liquidation Fee, if earned, would be considered a debt of the Partnership, payable prior to any return of capital or preferred return to the Limited Partners.

Q: WHY IS THE MANAGING GENERAL PARTNER PROPOSING TO SELL THE PARTNERSHIP PROPERTIES AT THIS TIME?

A: CRI is recommending the Liquidation because we believe the Partnership has maximized the principal benefits of owning the Apartment Complexes, in particular: (1) providing tax benefits in the form of tax losses which Limited Partners may use to offset income from other sources; (2) generating current income for Limited Partners through cash distributions; and (3) providing potential capital appreciation opportunities. Moreover, the Partnership has already held the Apartment Complexes longer than the originally contemplated holding period and many Limited Partners have inquired about possible exit strategies because they feel burdened by the Schedule K-1 tax reporting requirements of the Partnership and/or they have few opportunities to liquidate their investment due to the absence of a recognized market for the Partnership interests.

     In addition, CRI is of the view that current market conditions are favorable for the sale of the Partnership's assets. In particular, the current low interest rate environment may make the acquisition of major investments, like multi-family rental properties, more attractive to purchasers.

     Also, we believe that the increasing age of the properties in which the Partnership is invested and the increasing maintenance and administrative expenses for the Apartment Complexes will, within the next few years, lead to a reduction of cash distributions received by the Partnership from the Local Partnerships. Moreover, the Apartment Complexes may have limited prospects for appreciation unless significant additional investments are made to upgrade the properties. The need for upgrades and capital improvements also makes refinancing a less attractive option than sale, for those properties whose current mortgages permit prepayment, because a new lender would likely require that significant sums be set aside for immediate repairs and improvements, thereby diminishing any equity available for distribution.

     At its inception, the Partnership had investments in 22 Local Partnerships. Today the Partnership retains interests in only twelve of those Local Partnerships. At its current size, the Partnership realizes fewer benefits from the management efficiencies that occur when operating multiple properties. The Partnership's expenses have not decreased in proportion to the number of properties sold (or disposed of in satisfaction of matured Purchase Money Notes) and the resulting decrease in net cash flows from operations. Certain expenses of the Partnership, such as audit fees, management fees, tax return and K-1 preparation costs, are relatively fixed and do not vary significantly with the number of properties owned. Consequently, CRI is of the view that the proposed liquidation would provide the most profitable and efficient manner to distribute the Partnership's remaining value to the Limited Partners.

     Accordingly, the sale of the Local Partnership properties appears to be in the best interests of the Partnership and its Limited Partners.

Q: WHY SHOULD THE PARTNERSHIP AGREEMENT BE AMENDED TO PERMIT CRI TO BE ELIGIBLE TO RECEIVE A DISPOSITION FEE?

A: When the Partnership was initially formed, we viewed our role in the disposition of the Apartment Complexes as limited to analysis of sales proposals obtained and presented by others (such as the Local General Partners of Local Partnerships or third party brokers). The individual General Partners (but not
CRI) are currently entitled to an aggregate fee of 1% of the sales price for their services to the Partnership, payable upon the sale of an Apartment Complex after a return of capital and preferred return to Limited Partners.

     We did not anticipate active involvement in the marketing of and finding buyers for the properties, or in the negotiation, due diligence and execution of sales of the properties. However, we believe that CRI is now in a better position than the Local General Partners or unaffiliated real estate agents to maximize value in connection with the sale of the Apartment Complexes because of CRI's extensive experience over the past decade in locating and directly marketing similar properties to qualified buyers, negotiating sales contracts and shepherding sales transactions to closing for dozens of such properties nationwide in CRI's affiliated portfolios. We believe that the Partnership should take advantage of this experience and that CRI should be compensated at a market rate (limited up to 5% of the sales prices) for its efforts where CRI takes such an active role in seeking to dispose of the properties in the same way as Local General Partners or real estate agents would have been compensated for such services. The amendment would permit such compensation but would have no impact on the existing provisions in the Partnership Agreement limiting aggregate property disposition fees and commissions to the lesser of the competitive rate payable for similar services or 6% of the sales price of the Apartment Complex. In other words, if CRI receives the proposed disposition fee, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same job and received a market rate fee for its services.

Q: WHY SHOULD THE PARTNERSHIP AGREEMENT BE AMENDED TO PERMIT CRI TO BE ELIGIBLE TO RECEIVE A PARTNERSHIP LIQUIDATION FEE?

A: CRI is of the view that, with respect to one or more of the Apartment Complexes, a reasonable seller would not engage a broker to sell the property because the amount or terms of its indebtedness would virtually preclude a sale to anyone other than a Local General Partner or one of its affiliates. Nevertheless, in order to complete the Liquidation, the Partnership must dispose of all its assets. Under such circumstances, if CRI successfully negotiates a disposition of such an Apartment Complex, CRI would not receive a Disposition Fee in connection with such sale, but it would be eligible to receive the Partnership Liquidation Fee of $500,000, provided that it liquidates all of the Partnership's assets within 36 months from the date of approval of the Liquidation. The existing fee cap equal to 6% of the sales price of the Apartment Complexes would not apply to the Partnership Liquidation Fee. The Managing General Partner believes that the Partnership Liquidation Fee is justified because, although the amount of expected proceeds from the sale of property to a Local General Partner or its affiliate is likely to be adversely impacted by the amount or terms of indebtedness on the property, the amount of effort required from CRI to complete these transactions in a timely manner is likely to be significant and the dissolution of the Partnership cannot be completed until these assets are sold. Since CRI would not be eligible to receive a Disposition Fee in connection with any of these transactions, the proposed Partnership Liquidation Fee will provide an additional economic incentive to complete the liquidation of all of the Partnership's investments within the 36 month period.

Q:   DOES  THE  MANAGING  GENERAL  PARTNER  RECOMMEND  THAT  I  CONSENT  TO  THE
     LIQUIDATION?

A: Yes. CRI recommends that Limited Partners consent to the Liquidation by marking the boxes entitled "FOR" with respect to each proposal on the enclosed consent card and returning it promptly in the enclosed postage-prepaid envelope or faxing it to the Partnership's consent solicitation agent, MacKenzie Partners, Inc., at (212) 929-0308. CRI, Dockser and Willoughby, however, have conflicts of interest in recommending the Liquidation, in part due to the Disposition Fee and the Partnership Liquidation Fee that CRI will be eligible to receive if the Limited Partners approve the Liquidation. For additional information regarding our conflicts of interest, see "WHAT YOU SHOULD KNOW
BEFORE VOTING ON THE LIQUIDATION-- Interests of Certain Persons in the Liquidation."

Q:   WHAT WILL HAPPEN IF THE LIQUIDATION IS APPROVED?

A: We will seek to market and sell the Partnership's interests in Apartment Complexes or the Apartment Complexes themselves to independent entities and distribute the net proceeds to the Partners in accordance with the terms of the Partnership Agreement, as amended. Following these steps, we will take all necessary steps to terminate the Partnership. We expect that it will take approximately 36 months from the date of the Limited Partners' approval of the Liquidation to sell the Partnership's interests in the Apartment Complexes. Dissolution can be a complex process that may depend on a number of factors, some of which are beyond our control. Accordingly, there can be no assurance that the Liquidation will be completed within the specified time frame. If it is not, however, CRI would not be eligible to receive the Partnership Liquidation Fee. Completion of the Liquidation may also be subject to certain risks, see "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION-- Risks of the Liquidation."

Q:   WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE LIQUIDATION?

A: The sale of the Apartment Complexes may generate both ordinary income and capital gain or loss to the Limited Partners for United States federal income tax purposes. Distribution of the Liquidation proceeds may result in additional capital gain or loss to the Limited Partners for United States federal income tax purposes. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Limited Partner units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of the Liquidation. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION-- Material Federal Income Tax Considerations."

Q:   WHAT IF THE LIQUIDATION IS NOT APPROVED?

A: If the Liquidation is not approved by the requisite number of Limited Partners, then the Partnership will continue to operate as a legal entity with its assets and liabilities.

Q: WHAT IF THE LIQUIDATION IS APPROVED BUT THE PARTNERSHIP LIQUIDATION FEE IS NOT APPROVED?

A: If Proposal 1 is approved by a majority in interest of the Limited Partners, but Proposal 2 concerning the Partnership Liquidation Fee is not approved the Managing General Partner would not have an additional economic incentive to complete the liquidation of all of the Partnership's investments within the 36 month period.

Note: The Managing General Partner assumes that it will take three years to liquidate the Apartment Complexes because sales of affordable housing properties to Low Income Housing Tax Credit Buyers are subject to allocations of credits by states or other issuers that may occur only once or twice per year.

CONSENT SOLICITATION PROCESS

Q:   AM I REQUIRED TO VOTE ON THE LIQUIDATION?

A: No. You are not required to vote. However, we cannot complete the Liquidation without the approval of Limited Partners holding at least a majority of the outstanding Limited Partner units entitled to vote. If you fail to send in your consent card, it will have the same effect as a vote "AGAINST" the Liquidation.

Q:   HOW LONG DO I HAVE TO CONSENT?

A: You may submit your signed consent card now. Please mark your vote, sign and return the consent card using the enclosed postage pre-paid envelope provided or fax it to the Partnership's consent solicitation agent, MacKenzie Partners, Inc, at (212) 929-0308. In order for your consent card to be accepted, it must be received by 5:00 p.m., Eastern Time, on the Expiration Date, March __, 2004, unless CRI extends the period for giving consents, in which case the new Expiration Date established by CRI will be the last date upon which your consent card will be accepted. See "CONSENT PROCEDURES - Approval Date; Extensions; Amendment."

Q:   HOW WILL I BE NOTIFIED IF THE CONSENT PERIOD IS EXTENDED?

A: If Proposal 3 is approved by a majority in interest of the Limited Partners and CRI elects to extend the consent period, CRI will issue a press release (which press release will also be filed with the Securities and Exchange Commission under cover of Form 8-K) announcing the extension no later than 10:00 a.m., Eastern Time, on the next business day after the day the consent period was scheduled to expire and CRI may furnish you with a supplement to this Consent Solicitation Statement. See "CONSENT PROCEDURES -- Approval Date; Extensions; Amendment."

Q:   CAN I REVOKE MY CONSENT?

A: Yes. Limited Partners may withdraw or revoke their consent at any time prior 5:00 p.m., Eastern Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the consent card must be received by the consent solicitation agent prior to such time and addressed as follows: CRI-II Revocation, c/o MacKenzie Partners, Inc. 105 Madison Avenue, New York, NY 10016; or by facsimile to MacKenzie Partners, Inc. at (212) 929-0308. A notice of revocation or withdrawal must specify the Limited Partner's name and the number of units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

Q:   DO LIMITED PARTNERS HAVE APPRAISAL RIGHTS?

A: Under applicable state law, Limited Partners are not entitled to appraisal rights with respect to the value of their interests. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his or her units, regardless of whether the Limited Partner does or does not consent to the Liquidation.

                  ---------------------------------------------
              WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION
                  ---------------------------------------------


         --------------------------------------------------------------
The information contained in this Consent Solicitation Statement with respect to the Liquidation is qualified in its entirety by reference to the Plan of Liquidation and Dissolution and the Partnership Amendments, a copy of the Plan of Liquidation and Dissolution is attached to this Consent Solicitation Statement as Appendix A, and is incorporated herein by reference. The text of the Partnership Amendments is set forth in "Amendments to the Partnership Agreement."
        ---------------------------------------------------------------

BACKGROUND AND REASONS FOR THE LIQUIDATION

     The Partnership was formed in 1983 to invest in real estate by acquiring and holding limited partner interests in limited partnerships ("Local Partnerships"), which in turn own Apartment Complexes. We believe the Partnership has maximized the principal benefits of owning Apartment Complexes, in particular: (1) producing tax benefits in the form of tax losses which Limited Partners may use to offset income from other sources; (2) generating current income for Limited Partners through cash distributions; and (3) providing potential capital appreciation opportunities. Consequently, we are recommending that the Limited Partners approve the Liquidation.

     Before recommending the Liquidation, we considered the benefits and risks associated with continuing the business of the Partnership. After weighing the benefits and risks of continuation, we believe that the Liquidation will have the greater likelihood of providing optimal economic benefits for the Limited Partners. We believe that the Liquidation provides the best alternative for the Limited Partners for the following reasons:

     (1) The Liquidation will provide Limited Partners with a return of capital, giving Limited Partners the opportunity to redeploy such funds to seek a higher rate of return. The Managing General Partner's lowest estimate of the range of values for the Partnership properties (See - Estimated Ranges of Value of Partnership Properties) would result in distributions of cash to the Limited Partners of more than two and one-half times the highest price offered in any tender offer in the past few years ($3,334 per 10 Limited Partner units versus $1,200 per 10 Limited Partner units per the tender offer).

     (2) Currently, there is no established market for the Limited Partner units and Limited Partners are only able to sell their Limited Partner units in an informal and sparse secondary market, which contains a small number of participants with infrequent transactions. In addition, certain entities that hold Limited Partner units have made either unregistered tender offers for less than 5% of the Limited Partner units or registered tender offers for greater numbers of units. Both types of tender offers have been made to Limited Partners for their interests in the Partnership at prices which we have deemed to be insufficient. We believe that there may be a desire on behalf of a significant number of Limited Partners to liquidate portions of or their entire investment in the Partnership. Liquidation of the Partnership will result in an accelerated return of capital to the Limited Partners and allow the conversion of their investment to cash. See "THE PARTNERSHIP AND THE GENERAL PARTNERS-- Market for the Limited Partner Units".

     (3) Termination of the Partnership will eliminate the yearly expense and possible delay to individual Limited Partners' preparation of tax returns due to their investment in a limited partnership. Most investors find the required Form K-1 complicated to report on their tax returns, requiring individuals to incur tax return preparation costs they would not otherwise have.

     (4)  The  current  interest  rate  environment   provides   purchasers  the
          opportunity  to  leverage   properties  at  low  carrying  costs  and,
          therefore, creates favorable market conditions to sell.

     (5)  Maintenance  and   administrative   expenses   associated  with  aging
          Apartment Complexes in which the Partnership holds interests will continue to increase.

     (6) Due to prepayment restrictions on mortgages covering five of the Apartment Complexes representing 59% of the units in the portfolio, those mortgages are not eligible for refinancing at this time. Even those Apartment Complexes that could be refinanced may not produce much equity for distribution, because new lenders would likely require significant amounts to be set aside for immediate repairs and capital improvements for the aging properties. Also, refinancing the other Apartment Complexes would likely generate less cash than a sale due to loan to value limits generally imposed by lenders of approximately 80%. Although refinancing would result in the distribution of cash without triggering a taxable gain, CRI believes that the greater proceeds that may be generated on a sale than on a refinancing make a sale a more attractive alternative. Finally, selling some properties while refinancing others would result in a smaller fund carrying continuing fixed expenses.

     (7) Substantially all of the depreciation deductions from all of the Apartment Complexes have been exhausted, so Limited Partners will have fewer deductions to offset any future income generated by the Properties.


     (8) To the extent the Apartment Complexes are not sold, they will continue to subject the Partnership to the risks inherent in the ownership of property, such as fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions and by the supply and demand for rental apartment properties owned by the Local Partnerships.

     (9) The sales of Apartment Complexes have always been a specific business objective of the Partnership, and we believe that the Liquidation is consistent with this objective.

     If the Partnership were to continue under its current structure, Limited Partners would likely retain their investment without any significant increase in value or near term exit opportunities. However, possible improvements in economic and market conditions could produce increased cash flow and enhance the sales prices of the Apartment Complexes. Consequently, while we believe that the Liquidation will achieve more favorable economic results for Limited Partners, we cannot assure you that continuation of the Partnership's business would not produce better results than those obtained in the Liquidation.

     The alternative to Liquidation would be to continue the Partnership in accordance with its existing business plan. CRI considered retaining the Apartment Complexes for a longer period of time to realize greater capital appreciation. However, due to the fact that the properties are aging, the Local Partnerships may need to expend significant funds for capital improvements and maintenance costs in order for the Apartment Complexes to compete in their respective markets in the future. The improvements would involve ongoing replacement of carpeting and appliances, repainting of unit interiors and ongoing exterior maintenance, including painting, roof replacement, heating and air conditioning refurbishment, repaving of common areas and access roads, and ongoing repairs to plumbing, electrical systems and building exteriors. Property replacement reserves may be insufficient to provide the level of upgrades that may be necessary. While CRI is of the view that the Local Partnerships might be able to borrow additional funds in order to finance these improvements, CRI does not believe that increasing the level of debt of the Local Partnerships would be in the best interests of the Partnership, if another alternative such as a sale is feasible. Increasing indebtedness on the Apartment Complexes could increase the risk of loss and significantly decrease net cash flow, resulting in an indefinite suspension of cash distributions to the Limited Partners. Moreover, it appears likely that a new lender would require significant amounts to be set aside for immediate repairs and capital improvements, thereby diminishing any equity available for distribution to Limited Partners from a refinancing.

     Furthermore, the ability to recapitalize the Local Partnerships through refinancing of the existing mortgages is limited due to various restrictions of the current mortgages. Certain mortgages have prepayment prohibitions and/or prohibitive prepayment penalties. Such restrictions limit the opportunity for five of the twelve Local Partnerships to refinance the Apartment Complexes they own at present. These five Properties represent approximately 59% of the portfolio (1,064 of the 1,800 apartment units). Two additional Local Partnerships, representing an additional 86 apartment units, are prohibited from prepayment of their mortgages prior to their final maturities without the written consent of the California Housing Finance Agency. There can be no assurance that such consent would be obtained.

     Accordingly, continuing the Partnership under its current business plan would subject the Limited Partners to the continued risks of ownership of real estate, which include changes in general or local economic conditions, changes in the supply of or demand for competing properties in the area of a property, changes in interest rates, and the need to maintain the Apartment Complexes and to provide for substantial costs of major repairs, replacements, improvements, and other capital expenditures. It would also prolong the fixed costs associated with maintaining a public limited partnership, including the administrative burden of annual filing of Schedule K-1 tax information. Most importantly, however, due to the depletion of depreciation deductions at the Local Partnership level and the increasing need for repairs and improvements, it is likely that the Local Partnerships may generate taxable income for the Partnership but not distribute sufficient cash for the Partnership to pass through to its Limited Partners to cover resulting tax liabilities. In view of the foregoing, CRI is of the view that liquidation would produce a better result for the Limited Partners than continuing to operate the Partnership in its current form indefinitely.

     We have conflicts of interest in recommending the Liquidation as a result of the proposed related partnership agreement amendments regarding the Disposition Fee and the Partnership Liquidation Fee (see "Interests of Certain Persons in the Liquidation"). No independent third party has reviewed or approved our recommendation. However, we believe that our recommendation is in the best interest of Limited Partners and, therefore, consistent with our fiduciary duties to the Limited Partners. See "THE PARTNERSHIP AND THE GENERAL PARTNERS -- The General Partners -- Fiduciary Duties of the General Partners." Consequently, we recommend that the Limited Partners of the Partnership (1) consent to the proposed Liquidation and the Disposition Fee by marking the box entitled "FOR" next to Proposal 1 on the enclosed consent card; (2) consent to the proposed Partnership Liquidation Fee by marking the box entitled "FOR" next to Proposal 2 on the enclosed consent card; and (3) consent to authorizing the Managing General Partner, in its sole discretion, to elect to extend the period during which Limited Partner Consents may be solicited and voted, but not beyond sixty (60) days from the date that this Consent Solicitation Statement is sent to Limited Partners, by marking the box entitled "FOR" next to Proposal 3 on the enclosed consent card.

     Limited Partners are urged to consult with their independent financial and tax advisors prior to consenting to the Liquidation.

RISKS OF THE LIQUIDATION

     In addition to the other information included elsewhere in this Consent Solicitation Statement, the following factors should be considered carefully in determining whether to approve the proposed Liquidation. There can be no assurance that the sale of the Partnership's properties will be consummated or that any of the estimates set forth in this Consent Solicitation Statement will be realized. You are cautioned not to attribute undue certainty to any estimates, which are based on a variety of assumptions relating to the properties, general business and economic conditions and other matters. The information contained in this Consent Solicitation Statement, including the minimum amount of proceeds from the sales of the Partnership's properties and the date by which consummation of the sales is anticipated to occur, are based on the Partnership's current estimates and are subject to various and significant uncertainties, many of which are beyond the control of the Partnership. These uncertainties could cause the actual results to differ materially from the expectations of the Partnership and its Managing General Partner.

     UNCERTAINTY OF AMOUNT AND TIMING OF LIQUIDATING DISTRIBUTIONS TO LIMITED PARTNERS. A number of factors will affect the amount and timing of liquidating distributions in the Liquidation, including the prices for which the Apartment Complexes are sold, the condition of the real estate market during the Liquidation, the costs of liquidation and other matters, which may be beyond the control of the Partnership. Due to numerous variables, the Partnership can only estimate the amount of cash that will actually be distributed to you. There is also no assurance that the Partnership's assets can be sold within a reasonable period of time. As a result, we cannot guarantee the amount or timing of liquidating distributions to Limited Partners. See "--Plan of Liquidation and Dissolution."

     SALES OF ASSETS PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION ARE NOT SUBJECT TO LIMITED PARTNER APPROVAL. If the Limited Partners approve the Liquidation, CRI will commence marketing of all of the properties in which the Partnership holds interests. Limited Partners will have no right or opportunity to vote on the sale of each Apartment Complex and will, therefore, have no right to approve or disapprove the terms of any individual sale. Therefore, by consenting to the Liquidation, Limited Partners are granting us authority to sell all of the Partnership's assets upon terms and conditions which we deem appropriate. See "-- Plan of Liquidation and Dissolution." (In the past, consistent with the terms of the Partnership Agreement, Limited Partner consent was not necessary to sell interests in a single Apartment Complex. The proposal to sell all of the Partnership's remaining assets in a series of fairly contemporaneous dispositions, and dissolve the Partnership, triggers the need for Limited Partner consent.) The Partnership will automatically (without requiring any additional approval of the Limited Partners) be terminated and dissolved following the sale of the Partnership's final property.

     THE GENERAL PARTNERS HAVE CONFLICTS OF INTEREST. Consummation of the Liquidation will eliminate any potential liability of the General Partners for liabilities of the Partnership that could arise in the continued operation of the Partnership. In addition, adoption of the proposed amendments to the Partnership Agreement would result in CRI being eligible to receive two fees that are not currently authorized. However, the amendment authorizing the Disposition Fee would not change the overall limit on disposition fees and commissions currently provided for in the Partnership Agreement, and the Disposition Fee would be payable in lieu of fees that would be otherwise payable to third parties. In addition, the Disposition Fee would be considered a debt of the Partnership, payable prior to any return of capital or preferred return to the Limited Partners. Based on CRI's estimated ranges of property values discussed elsewhere in this Consent Solicitation Statement, under the Partnership's current fee structure, the other, individual General Partners would not receive their 1% disposition fee from the sale of Apartment Complexes as a result of the level of priority of payment of such fee. Willoughby and Dockser will waive their portion of this fee if the Liquidation is approved. The proposed Partnership Liquidation Fee would be payable only if CRI successfully disposes of all of the Partnership's assets within 36 months after the Liquidation is approved, and would not be subject to the fee cap currently provided for in the Partnership Agreement. For further discussion of the fiduciary duties of the General Partners, see "THE PARTNERSHIP AND THE GENERAL PARTNERS."

     PURCHASE MONEY NOTE. The Partnership has obligations with respect to one of its twelve remaining investments in Local Partnerships in the form of a purchase money note that matured on September 1, 2003. The purchase money note, which is nonrecourse to the Partnership, is secured by the Partnership's interest in the Westgate Local Partnership. We do not expect that sale proceeds from the Westgate Apartment Complex would exceed the amount required to pay the purchase money note's principal and accrued interest and thereby generate funds for distribution to the Limited Partners. As the noteholders have the right to foreclose on the Partnership's interest in that Local Partnership, the Managing General Partner offered to tender its interest in the Westgate Local Partnership in satisfaction of the purchase money note. If the offer is accepted in lieu of foreclosure, the excess of the nonrecourse indebtedness over the carrying amount of the Partnership's investment in the Westgate Local Partnership would be deemed cancellation of indebtedness income, which would be taxable to Limited Partners at a federal tax rate of up to 35%. However, the Managing General Partner continues to explore other options, such as a discounted payoff of the purchase money note.

     DELAY IN RECEIVING CERTAIN BENEFITS OF SALE. The Partnership Agreement authorizes us to utilize proceeds from the sales of Apartment Complexes to establish reserves for authorized Partnership purposes. We may reserve some of the remaining undistributed proceeds from the sale of Apartment Complexes for such purposes, as reserves for unknown liabilities, audit costs, fees (including the Partnership Liquidation Fee, if approved) and tax return preparation. In addition, if CRI is successful in negotiating a discounted payoff of the Westgate purchase money note, it will be necessary to use existing reserves and possibly reserves from future sales.

     LACK OF INDEPENDENT REPRESENTATION. The Partnership has not retained an independent representative to act on behalf of the Limited Partners or the Partnership in designing the overall structure of the Liquidation, including the amendments to the Partnership Agreement. In addition, we do not intend to employ an independent agent to (i) structure and negotiate the terms and conditions (including the consideration to be received) upon which the Partnership's assets will be sold, (ii) determine what competitive commissions would be for the purpose of determining the amount of a Disposition Fee which the Managing
General Partner may be eligible to receive for marketing and selling the properties, or (iii) determine the reasonableness of the proposed Partnership
Liquidation Fee which the Managing General Partner may be eligible to receive for successfully liquidating all of the Partnership's assets within 36 months of the date of approval of the Liquidation. The Partnership did not seek to obtain an opinion relating to the fairness to the Limited Partners of the proposed Liquidation. There is no assurance that we can obtain better results for the Partnership in the sale of Apartment Complexes than would otherwise be obtained by the Local General Partners or a third party broker. No sales, however, will be made to affiliates of the General Partners.

     INDEMNIFICATION UNDER THE PARTNERSHIP AGREEMENT. The Partnership Agreement provides that no General Partner shall be liable to the Partnership or any of the Limited Partners for any act or omission performed or omitted by any General Partner in good faith and in a manner reasonably believed by it to be within the scope of authority granted to it by the Partnership and in the best interests of the Partnership, provided that the conduct did not constitute fraud, bad faith, negligence or misconduct. As a result of these provisions, Limited Partners may have more restricted rights of action than they would otherwise have if such restrictions had not been included in the Partnership Agreement. In general, the General Partners may not be indemnified under the Partnership Agreement with regard to liabilities arising under federal or state securities laws, rules or regulations, unless the General Partners are successful in defending such action and such indemnification is specifically approved by the court or by opinion of counsel that the matter has been settled by controlling precedent.

     If a claim were made against the General Partners in connection with their actions on behalf of the Partnership with respect to the Liquidation, they would most likely seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners in defending such claim may be paid as they are incurred, which may be prior to the final disposition of such claim, only upon determination by independent legal counsel in a written opinion that indemnification of the General Partner is proper because he or it has met the applicable standard of conduct set forth above. As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partners relating to their involvement in the Liquidation could be more limited than the remedies that would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

     LOSS OF OPPORTUNITY TO BENEFIT FROM FUTURE EVENTS. The primary disadvantage of disposing of the Apartment Complexes pursuant to the Liquidation is that there can be no assurance that the Liquidation will result in greater returns to Limited Partners than a continuation of the Partnership. After the Liquidation, the Partnership will not benefit from possible improvements in economic and market conditions that could produce increased cash flow and enhance the sales prices of the Apartment Complexes. In addition, there can be no assurance that the proposed Liquidation will result in greater returns to you than a merger of the Partnership with another entity, a refinancing of some or all of the Partnership's properties or any other strategic alternative, whether or not considered by the General Partners.

PLAN OF LIQUIDATION AND DISSOLUTION

     The Liquidation is to be effected in accordance with the terms and conditions set forth in the proposed Plan of Liquidation and Dissolution and the Partnership Agreement, as amended. Upon approval of the Liquidation, CRI will
(1) seek to sell the assets of the Partnership to third parties unrelated to CRI and its principals and use the sales proceeds and/or other Partnership funds to pay all expenses in connection with such sales, including the Disposition Fee and /or Partnership Liquidation Fee if the latter is approved, (2) pay or make provision for payment of all Partnership obligations and liabilities and (3) distribute the remaining assets as set forth in the Partnership Agreement, as amended and as described in this Consent Solicitation Statement. We will then file a Certificate of Cancellation with the Maryland State Department of Assessments and Taxation, whereupon, or at such later time as may be specified in the Certificate of Cancellation, the Partnership will be terminated and it will cease to exist.

     Pursuant to the Plan of Liquidation and Dissolution, prior to completing the Liquidation, the Partnership must file all tax returns with federal, state and local tax authorities, and must file all reports with the Securities and Exchange Commission and provide or make available such reports to Limited Partners in accordance with the Partnership Agreement. Pending the sale of the Apartment Complexes, the Local Partnerships will continue to lease units in the Apartment Complexes and the Partnership will continue to operate.


     We expect to complete the sale of the Apartment Complexes in approximately 36 months from the date of the Limited Partners' approval of the Liquidation. Liquidation, however, can be a complex process which may depend on a number of factors, and some of these factors are beyond our control. For example, the Partnership may be pursuing claims against others or defending litigation or there may be other contingencies to which the Partnership may become subject during the Liquidation. Consequently, the final liquidating distribution may occur months after all of the Apartment Complexes have been sold.

     For a description of the proposed amendments to the Partnership Agreement relating to the Liquidation, see "-- Amendments to the Partnership Agreement" and "-- Interests of Certain Persons in the Liquidation." Consummation of the Liquidation is subject to the consent of Limited Partners and certain other conditions. See "CONSENT PROCEDURES" and "-- Other Conditions to the Liquidation."

AMENDMENTS TO THE PARTNERSHIP AGREEMENT

     The Partnership Agreement currently provides that all fees and any other commissions payable to the individual General Partners (but not CRI) upon the sale of the Apartment Complexes, together with all other property disposition fees and commissions payable upon such sale, may not exceed the lesser of the competitive rate for such services or 6% of the sales price of the Apartment Complexes. Under this cap, the individual General Partners are currently entitled to receive a fee of 1% of the gross sales proceeds of the Apartment Complexes, payable after the Limited Partners have received a return of all their capital contributions (without deduction for prior cash distributions other than prior distributions of proceeds from any sale or refinancing) and a preferred return. We believe that this fee represents compensation for addressing a general disposition strategy, reviewing sale proposals made by Local General Partners and analyzing the effect of such proposals on the Partnership and the Limited Partners.

     We did not originally contemplate further involvement in the sales process, because we anticipated that Local General Partners, brokers and real estate consultants would be responsible for finding buyers, negotiating terms, performing due diligence on purchasers and executing sales. We originally intended that the unaffiliated Local General Partners of the Local Partnerships and/or nonaffiliated real estate agents would perform these services. We now believe that CRI, and not the Local General Partners of the Local Partnerships and/or nonaffiliated real estate agents, is in a better position to maximize value in connection with the sale of Apartment Complexes because of CRI's experience in locating qualified buyers, negotiating sale contracts and shepherding transactions to closing for dozens of properties nationwide in its affiliated portfolios. In particular, CRI has developed an expertise in directly marketing its properties, developing targeted sales packages and focusing on qualified buyers. However, no authority currently exists under the Partnership Agreement for CRI to receive additional compensation for the type of lengthy, complex and expensive property-specific services that CRI is prepared to provide in connection with the sale of Apartment Complexes. These services are now possible because of CRI's expanded and further-developed expertise.

     Consequently, we are seeking your authorization to amend the Partnership Agreement to permit CRI to be eligible to receive a Disposition Fee of up to 5% of the sales price of Apartment Complexes for its efforts in marketing and selling the Apartment Complexes (which would be payable to CRI in lieu of such a fee being paid to third parties). Such fee would be payable upon a sale of an Apartment Complex. Dockser and Willoughby would waive their respective shares of the currently authorized deferred fee of 1% to individual General Partners. This Disposition Fee would be payable as a debt of the Partnership with respect to each property CRI markets and sells prior to any distributions to Limited Partners with respect to their capital contributions or preferred return in the same way as any commissions or fees that would have otherwise been payable to Local General Partners or third parties for their services. The overall cap on the amount of commissions or property disposition fees equal to the lesser of the competitive rate for such services or 6% of the sales prices of the Apartment Complexes would still apply. In other words, if CRI receives the proposed Disposition Fees, the Limited Partners would receive the same net distribution upon the sale of Apartment Complexes as if an unrelated third party had performed the same services and received a market rate fee for doing so.

     In order to allow the payment of the Disposition  Fee to CRI,  Section 4.02
(a) of the Partnership Agreement would be amended by inserting the following provision at the end thereof:

     "Notwithstanding and in addition to the foregoing, the Managing General Partner may receive a fee (not to exceed 5% of the sales price of Apartment Complexes) from the Partnership or the Local Partnership for services provided by the Managing General Partner and/or its Affiliates in connection with the marketing and sale of Apartment Complexes. Such fee (a "Disposition Fee"), which shall be payable pursuant to Section 4.02(a)(i), shall only be payable upon the sale of an Apartment Complex or a sale of the Partnership's interest in the Local Partnership (a sale in either of such formats is referred to in this Section 4.02(a) as a "sale of an Apartment Complex"), and shall be subject to the following restrictions: (i) all property disposition fees and any other commissions payable upon the sale of any Apartment Complex, inclusive of any fees to the General Partners and/or their Affiliates, shall not exceed the lesser of the competitive rate paid to third parties for similar services or 6% of the sales price of the applicable Apartment Complex, (ii) the Managing General Partner and/or its Affiliates must provide substantial services in connection with the marketing and sales effort (as determined by the General Partners), and (iii) Dockser and Willoughby shall waive their respective shares of the 1% fee payable under Section 4.02(a)(vii) above."

     This amendment to the Partnership Agreement is part of the Liquidation and requires the approval of the holders of a majority of the outstanding Limited Partner units in the Partnership on December 31, 2003.

     We are also seeking your authorization to amend the Partnership Agreement to permit CRI to be eligible to receive a Partnership Liquidation Fee in the amount of Five Hundred Thousand Dollars ($500,000), payable only if the Managing General Partner is successful in liquidating all of the Partnership's investments within 36 months from the date the Liquidation is approved. This fee is proposed in recognition of the circumstances that, in one or more instances, a reasonable seller would not engage a broker to sell a particular Apartment Complex because the amount or terms of its indebtedness would virtually preclude a sale to anyone other than a Local General Partner or one of its affiliates. Under such circumstances, if CRI successfully negotiates a disposition of such an Apartment Complex, CRI would not receive a Disposition Fee in connection with such sale, but it would be eligible to receive the Partnership Liquidation Fee when the last asset of the Partnership is disposed of, provided that CRI liquidates all of the Partnership's assets within 36 months after the Liquidation is approved. The Partnership Agreement provides that all property disposition fees and any other commissions or fees payable upon the sale of the Apartment Complexes are subject to a fee cap equal to the lesser of the competitive rate for such services or 6% of the sales price of the Apartment Complexes. This limit would not apply to the Partnership Liquidation Fee. The Managing General Partner believes that the Partnership Liquidation Fee should not be subject to the fee cap because, although the amount of expected proceeds from the sale of property to a Local General Partner or its affiliate is likely to be adversely impacted by the amount or terms of indebtedness on the property, the amount of effort required from CRI to complete these transactions in a timely manner is likely to be significant, and the dissolution of the Partnership cannot be completed until these assets are sold. Since CRI would not be eligible to receive a Disposition Fee in connection with any of these transactions, the proposed Partnership Liquidation Fee will provide an additional economic incentive to complete the liquidation of all of the
Partnership's investments within the 36 month period. The Partnership Liquidation Fee, if earned, would be considered a debt of the Partnership, payable prior to any return of capital or preferred return to the Limited Partners.

     In order to allow the payment of the  Partnership  Liquidation  Fee to CRI,
Section 4.02(a) of the Partnership Agreement would be amended by inserting the following provision at the end thereof (and after the prior amendment, if approved, with respect to the proposed Disposition Fee):

     "Notwithstanding any other provision of this Agreement to the contrary and in addition to the foregoing, the Managing General Partner may receive a fee of $500,000 from the Partnership for services provided by the Managing General Partner and/or its Affiliates in connection with the sale of one or more of the Apartment Complexes or of the Partnership's interest in one or more of the Local Partnerships. Such fee (the "Partnership Liquidation Fee"), which shall be payable pursuant to Section 4.02(a)(i), shall only be payable if all of the Apartment Complexes (or, with respect to any Apartment Complex which has not been sold, the Partnership's interest in the applicable Local Partnership) have been sold or otherwise disposed of or the Partnership's interest therein has been terminated on or before _______, 2007 [insert date 36 months after approval of the Liquidation]."

     This amendment to the Partnership Agreement is part of the Liquidation, but shall be voted on as a separate proposal requiring the approval of the holders of a majority of the outstanding Limited Partner units in the Partnership on December 31, 2003.

INTERESTS OF CERTAIN PERSONS IN THE LIQUIDATION

     GENERAL. CRI and the other General Partners have an interest in the Liquidation. General Partners, however, are required to perform their duties consistent with their fiduciary duties to the Limited Partners, in compliance with the terms of the Partnership Agreement, and without regard to whether their affiliates or they have an interest in a proposed transaction. See "THE PARTNERSHIP AND THE GENERAL PARTNERS -- The General Partners -- Fiduciary Duties of the General Partners" for a description of the General Partners' duties with respect to the Partnership.

     In addition, certain affiliates of the Managing General Partner are currently the sole General Partners of five of the twelve Local Partnerships in which the Partnership holds a limited partner interest. See "-- Affiliates of the Managing General Partner" below.

     The following table sets forth a comparison of the current and proposed compensation arrangements as they relate to the distribution of proceeds from the sale of an Apartment Complex.



CURRENT ORDER OF DISTRIBUTIONS OF SALE
--------------------------------------                                                  AMENDMENT PROPOSAL FOR DISTRIBUTION OF
PROCEEDS RECEIVED BY THE                                                                --------------------------------------
------------------------                                                                SALE PROCEEDS RECEIVED BY THE PARTNERSHIP
PARTNERSHIP                                                                             -----------------------------------------
-----------                                                                             (IN ORDER OF DISTRIBUTION)
                                                                                        --------------------------
1) to the payment of debts and  liabilities  of the  Partnership  (including all          Same, except a Disposition Fee may be
expenses  of the  Partnership  incident to the Sale or  Refinancing)  other than          paid to CRI if it performs services
loans or other debts and  liabilities  of the  Partnership to any Partner or any          otherwise provided by an unaffiliated
Affiliate,  such  debts  and  liabilities,  in  the  case  of a  non-liquidating          broker or consultant, and a Partnership
distribution,  to be only those  which are then  required  to be paid or, in the          Liquidation Fee may be paid to CRI if it
judgment of the Managing General Partner, required to be provided for;                    disposes of all of the Partnership's
                                                                                          investments within 36 months after
                                                                                          approval of the Liquidation.





2) to the establishment of any Reserves which the Managing General Partner deems          Same
reasonably  necessary for  contingent,  unmatured or unforeseen  liabilities  or obligations of the Partnership (including the Partnership Liquidation Fee);

3) to each  Partner in an amount  equal to the  positive  balance in his Capital          Same
Account as of the date of the Sale or  Refinancing,  adjusted for operations and distributions  to that  date,  but  before  allocation  of any  Profits  for Tax
Purposes  realized  from such Sale or  Refinancing  and  allocated  pursuant  to
Section 4.03(d) of the Partnership Agreement;

4) to the  Limited  Partners  an  aggregate  amount  of  proceeds  from  Sale or          Same
Refinancing  and  all  prior  Sales  or  Refinancings  equal  to  their  Capital
Contributions,  without reduction for prior cash distributions  other than prior distributions of Sale and Refinancing Proceeds,  plus an additional amount equal to a cumulative,  non-compounded  six percent  return on each Limited  Partner's
Capital  Contribution,  reduced by (a) an amount  equal to 50% of the Losses for
Tax Purposes allocated to such Limited Partner and (b) distributions of Net Cash
Flow to each Limited Partner,  such return, Losses for Tax Purposes and Net Cash
Flow  distributions,  commencing  on the  first  day of the  month in which  the
Capital Contribution was made;


                                       23

5) to the repayment of any unrepaid loans theretofore made by any Partner or any          Same
Affiliate to the Partnership  for Partnership  obligations and to the payment of any unpaid amounts owing to the General Partners under this Agreement;

6) to the General Partners in the amount of their Capital Contributions;                  Same

7)  thereafter,  for  their  services  to the  Partnership,  in equal  shares to          Dockser and Willoughby will not be
Dockser,  Schwartzberg  and  Willoughby,  whether  or not any is then a  General          entitled to their respective portions of
Partner  (or their  designees),  an  aggregate  fee of 1% of the gross  proceeds          this fee
resulting  from (A) such Sale (if the  Proceeds  are from a Sale  rather  than a
Refinancing)  and (B) any prior  Sales  from  which such 1 % fee was not paid to
Dockser, Schwartzberg or Willoughby or their designees; and

8) the  remainder,  12% in the  aggregate  to the  General  Partners  (or  their          Same
assignees), 3% to Two Broadway Associates II (or its successors-in-interest) and
85% in the aggregate to the Limited Partners (or their assignees).



     The Partnership has not retained an independent representative to act on behalf of the Limited Partners or the Partnership in designing the overall structure of the Liquidation, including the amendments to the Partnership Agreement. In addition, we do not intend to employ an independent agent to (i) structure and negotiate the terms and conditions (including the consideration to be received) upon which the Partnership's assets will be sold or (ii) determine what competitive commissions would be for the purpose of determining the amount of a disposition fee which the Managing General Partner may be eligible to receive for marketing and selling the properties. There is no assurance that we can obtain better results for the Partnership in the sale of Apartment Complexes than would otherwise be obtained by the Local General Partner or a third party broker. No sales, however, will be made to affiliates of the General Partners.

AFFILIATES OF THE MANAGING GENERAL PARTNER.

     The Local Partnerships in which the Partnership is invested were organized by private developers, unaffiliated with CRI, who acquired the sites, or options thereon, applied for mortgage loans and applicable mortgage insurance and/or entered into construction contracts, and who often remain as the Local General Partners in the Local Partnerships. The general partners of the Local Partnerships retain responsibility for maintaining, operating and managing the properties. The Local General Partners may operate other apartment complexes that may be in competition for eligible tenants with the Local Partnerships' apartment complex. However, in the event of non-compliance with a Local Partnerships' Partnership Agreement, the Local General Partner may be removed and replaced with another Local General Partner or with an affiliate of the Partnership's Managing General Partner. In addition, to protect the
Partnership's interest as a limited partner in each Local Partnership, an affiliate of CRI became a general partner ("Affiliated Local Partner") in each Local Partnership. An affiliate of CRI is now the only General Partner in five of the Local Partnerships.

     In addition to the distribution of sales proceeds received by the Partnership set forth above, the affiliates of the Managing General Partner, in their capacities as Affiliated General Partners of the Local Partnerships, are entitled to receive a certain share of distributions and sales proceeds pursuant to the Local Partnerships' Partnership Agreements. The table below sets forth the Affiliated Local Partner's percentage interest in each Local Partnerships.

                                         AFFILIATED LOCAL PARTNER'S
           NAME AND LOCATION              SHARE OF PROFITS, LOSSES
         OF APARTMENT COMPLEX                AND DISTRIBUTIONS
         --------------------            --------------------------

        Arrowhead Apartments
        Palatine, IL                             1.01%
        Chevy Chase Park
        Centerville, OH                           .01%
        Country Place I
        Burtonsville, MD                         1.01%
        Country Place II
        Burtonsville, MD                         1.01%
        Four Winds West
        Birmingham, AL                           0.01%
        Golden Acres
        Chowchilla, CA                           0.01%
        Mercy Terrace
        San Francisco, CA                         1.0%
        The Moorings
        Roselle, IL                              1.01%
        Orangewood Plaza
        Orange Cove, CA                          0.01%
        Posada Vallarta
        Phoenix, AZ                              0.01%
        Troy Manor
        Troy, AL                                 0.01%
        Westgate Tower Apts.
        Westland, MI                             0.01%

     The Affiliated Local Partner will receive repayment of any loans it may have made to the Local Partnership prior to distributions to the Partnership. Thereafter, an Affiliated Local Partner generally will be entitled to a return of its capital contributions and its share of the proceeds from the Sale or Refinancing of the Apartment Complex attributable to its interest in the Local Partnership, only after the Partnership as a limited partner has received a return of its capital contributions and often an additional sum as set forth in each Local Partnership Agreement.

     As of December 31, 2003, the Partnership is the sole limited partner in nine of the twelve remaining Local Partnerships and the principal limited partner in the other three. As a limited partner, the Partnership's legal liability for obligations of the Local Partnerships is limited to its investment.

SUMMARY HISTORICAL FINANCIAL DATA

     The following summary historical financial data, insofar as it relates to each of the years ended December 31, 1998 through 2002, has been derived from the annual financial statements of the Partnership, including the balance sheets at December 31, 1998, 1999, 2000, 2001 and 2002 and the related statements of income for the years ended December 31, 1998 through 2002, and the notes thereto as included in the Partnership's Annual Report on Form 10-K or Form 10-KSB for the year ended December 31, 1998 through 2002. The data for the nine months ended September 30, 2003 has been derived from unaudited financial statements as included in the Partnership's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, which, in the opinion of the Managing General Partner, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim period.



                       For the Nine
                       Months Ended                               For the Year Ended December 31,
--------------------   ------------      -----------------------------------------------------------------------------------
Statement of
Operations             Sept.  2003          2002              2001              2000              1999               1998
                       -----------       ----------        -----------       -----------       -----------        ----------

Revenues               $1,919,397        $1,848,607        $11,094,032       $11,111,229       $12,111,397        $7,412,933

Net Income (Loss)      $1,291,775        $3,811,999        $9,729,483        $15,086,988       $12,686,144        $2,918,904
allocated to
Limited Partner
Units

Earnings (Loss)        $25.88            $76.24            $194.59           $301.74           $253.72            $58.38
per Unit

Balance Sheet Data:

Total Assets           $6,154,507        $5,403,232        $4,904,279        $7,469,124        $10,503,976        $12,546,956

PMN(s) and Accrued     $3,994,762        $4,577,938        $4,952,897        $14,206,205       $29,723,624        $43,155,031
Int. Payable

Distributions per      $-0-              $57.00            $65.00            $30.00            $66.50             $10.00
Unit


Events that generated capital gain and income to the Partnership and its Limited Partners materially affected Net Income (Loss) for each of the years indicated above. During 1998, the Partnership paid off at a discount the purchase money notes secured by its interests in the Arrowhead and Moorings Local Partnerships, which reduced the Partnership's long-term liabilities. During 1999, the Partnership (i) paid off at a discount the purchase money notes secured by its interests in the Chevy Chase, Four Winds West and Troy Manor Local Partnerships,
(ii) lost its interests in the Beech Hill I and II Local Partnerships when the respective purchase money notes secured by them matured and could not be paid, and (iii) sold the Wexford Ridge property. During 2000, the two Rolling Green properties were sold by the respective Local Partnerships that owned them. During 2001, the Partnership lost its interest in the Frenchman's Wharf II Local Partnership when the purchase money notes secured by it matured and could not be paid. In 2002, the Partnership sold its interest in the Rock Glen Local Partnership. In each of 2000, 2001, 2002 and 2003, the Partnership transferred approximately one-quarter of its interest in the Princeton Village Local Partnership to the purchase money noteholder in satisfaction of its purchase money note, so it no longer holds any interest in that Local Partnership.

LIQUIDATION EXPENSES

     GENERAL. The Partnership will pay for the expenses of the solicitation and, if approved by Limited Partners, the Liquidation. Expenses are estimated to be as follows:

                       SOLICITATION/COMMUNICATION EXPENSES

     Nixon Peabody LLP Legal Fees                                  $30,000
     MacKenzie Partners, Inc. Fee                                  $ 8,000
     MacKenzie Partners, Inc. estimated out-of-pocket expenses     $ 4,400
     Printers                                                      $ 5,000
     Postage                                                       $ 3,500
     Telephone                                                     $ 1,000
                                                                   -------
  Sub Total                                                        $51,900

                                LIQUIDATION COSTS

     Estimated Disposition Fee (at maximum 5%)         $4,800,000 to $5,000,000
         (if properties are sold at amounts estimated herein)
     Final audit and tax return preparation fees                   $ 92,000
     Dissolution filing fees                                       $  1,000
     Partnership Liquidation Fee, if approved and timely earned    $500,000
                                                                   --------
  Sub Total                                            $4,893,000 to $5,593,000

  Total Costs                                          $4,944,900 to $5,644,900
                                                              ==========

     SOLICITATION/COMMUNICATION EXPENSES. For purposes of the Liquidation, the term "Solicitation/Communication Expenses" includes expenses such as the costs of mailing and printing this Consent Solicitation Statement, any supplements thereto or other documents related to the Liquidation, telephone calls, legal fees, appraisal fees, accounting fees, consent solicitation agent fees and other fees related to the solicitation of consents, as well as reimbursement of expenses incurred by brokers and banks, if any, in forwarding the Consent Solicitation Statement to Limited Partners. The Partnership will pay these expenses whether or not the Liquidation is consummated.

     LIQUIDATION COSTS. For purposes of the Liquidation, the term "Liquidation Costs" means the Disposition Fees paid pursuant to the amended Partnership Agreement, legal and accounting fees not included under Solicitation/Communication Expenses, travel expenses and all other fees related to the Liquidation, but not including Solicitation/Communication Expenses or costs that would have otherwise been incurred by the Partnership in the ordinary course of business. "Liquidation Costs" will also include the Partnership Liquidation Fee if (i) it is approved by a majority in interest of the Limited Partners, and (ii) CRI successfully disposes of all of the Partnership's assets within 36 months from the date the Liquidation is approved.

ESTIMATED RANGES OF VALUE OF PARTNERSHIP PROPERTIES

To help decide whether to pursue the liquidation plan, CRI estimated the potential sales values of the Apartment Complexes and the expected net sales proceeds to the Partnership. We reviewed the income generating capabilities of the Apartment Complexes and then valued them on the bases of their projected incomes, taking into account appropriate disposition methodologies based upon the various regulatory restrictions associated with each Apartment Complex. CRI has not consulted any real estate brokers or other real estate professionals concerning potential purchasers for the Apartment Complexes or interests in the Local Partnerships. However, based upon CRI's experience and familiarity with the markets for conventional multifamily housing and government assisted low income housing, CRI is of the view that its estimates of values for the properties reflect a reasonable range of expected sale prices should the Apartment Complexes or interests therein be marketed.

CRI has estimated the values of the twelve Properties in which the Partnership owns an interest using either the direct capitalization method or an assumed sale in a Low Income Housing Tax Credit ("LIHTC") transaction, depending upon certain federal and/or state restrictions associated with the particular property.

Five of the twelve Apartment Complexes have been conventionally financed and are not subject to federal and/or state restrictions that would have a material impact on their valuation. It is the opinion of CRI that these Apartment Complexes would be considered market rate and would be valued by a potential investor by use of the direct capitalization method. This method involves applying a capitalization rate to the net operating income (NOI) generated by the property being valued. A capitalization rate is a percentage (rate of return) commonly applied by purchasers of commercial real estate to property NOI to determine the present value of income producing property. A lower capitalization rate will result in a higher property value; conversely, a higher capitalization rate will result in a lower property value.

The first step in this valuation process is to determine the appropriate NOI. The NOI is defined as the actual or anticipated net income that remains after all operating expenses are deducted from effective gross income, but before mortgage debt service, book depreciation and capital expenditures are deducted. We analyzed the historical and current operations of the subject properties and projected the anticipated NOIs for 2004. We determined Gross Potential Rental Income (GPR) for each property by annualizing the GPR for each property as of the quarter ended September 30, 2003. Vacancy and collection loss estimates were based upon a review of historical and current operating data as well as a review of market conditions. This resulted in vacancy assumptions of: i) 15% for Posada Vallarta; ii) 10% for Arrowhead and Moorings; and iii) 5.25% for Country Place I and II. Other income excludes interest income and is based upon annualized actual year to date collections through the nine months ended September 30, 2003. Operating Expenses were based upon annualized actual year to date operating expenses through the nine months ended September 30, 2003. Management fees have been estimated at 4% of effective gross income.

We then selected capitalization rates based on: (i) CRI's experience in valuing and marketing similar properties; and (ii) a review of nationally recognized investor surveys. The primary investor surveys relied upon in determining the applicable cap rates were the National Real Estate Index Value Monitor (NREI), Korpacz Real Estate Investor Survey and Real Capital Analytics Apartment Capital Trends (RCA). These surveys report that average capitalization rates for the National Apartment Market ranged from 7.0% to 8.0%. It is important to note that these surveys include sales of investment grade properties. Investment grade generally applies to real property sought by institutional buyers that meets certain prevalent institutional investment criteria. The Apartment Complexes owned by the Local Partnerships are not considered to be investment grade due to their age, physical condition, and levels of amenities. RCA reports average capitalization rates for properties built in the 1980's and 1970's ranged from 8.00% to 8.50% for the period from January 2002 through third quarter 2003. Because CRI was of the view that the five properties in question are probably not comparable to the investment grade properties in the surveys, we decided to be more conservative and apply a somewhat higher capitalization rate. Based upon the foregoing factors, we applied a capitalization rate range of 8.5% to 9.5% to the properties. Arm's-length purchasers could base purchase offers on capitalization rates higher or lower than those used in this analysis, resulting in property values for each such property that could be lower or higher, respectively, than those set forth herein.

By applying the capitalization rate range to the projected NOIs for the five market rate Apartment Complexes, CRI's estimated property valuations are as follows:


                                   9.5%                         8.5%
                                   ----                         ----
    PROPERTY                CAPITALIZATION RATE          CAPITALIZATION RATE
-----------------           -------------------          -------------------

Arrowhead                       $  7,896,000                 $  8,825,000

Country Place I                 $13,900,000                  $15,535,000

Country Place II                $  8,739,000                 $  9,767,000

Moorings                        $16,389,000                  $18,210,000

Posada Vallarta                 $15,135,000                  $16,915,000


The remaining seven Local Partnerships own multifamily housing properties with a mortgage note payable to, or insured by, an agency of the federal government or local housing agency. The Local Partnerships are subject to various federal and/or state agreements that restrict the use of the Apartment Complexes, regulate their operations, and in certain cases limit dividends payable to the Local Partnerships. In order to stimulate private investment in low income housing, the federal government and certain state and local agencies have provided ownership incentives, including among others, interest subsidies, rent supplements and mortgage insurance, with the intent of reducing certain market risks and providing investors with certain tax benefits, plus limited cash distributions and the possibility of long-term capital gains. The regulatory complexities associated with the agreements governing the operations vary by property. Due to the terms of the federal and/or state agreements governing the operations of these Apartment Complexes, it is CRI's opinion that a potential purchaser would be required to preserve the affordable nature of these projects.

CRI has extensive experience in the marketing and sale of similar affordable properties. Based upon this experience, CRI has valued these Apartment Complexes assuming a sale in a Low Income Housing Tax Credit ("LIHTC") transaction. Under this scenario, a tax credit developer/purchaser would continue the affordability restrictions of the Apartment Complex, renovate the Apartment Complex (to generate basis additions to maximize tax credits) and withdraw a developer's fee from the acquisition's capitalized funding. Either conventional financing with 9% tax credits or tax-exempt bond financing with 4% tax credits could be used. However, the prospective purchaser would be required to compete with other tax credit developments for the limited pool of 9% tax credits with no assurance that the purchaser would win the allocation. Therefore, we have assumed that less competitive 4% tax credits, used in conjunction with tax-exempt bond financing, would be generally available to purchasers to finance their acquisitions. The tax credit developer/purchaser would admit an investor partner to the acquiring entity who would contribute equity priced on the basis of the tax credits. For purposes of this valuation, tax-exempt bond financing at 6.80% interest, 30-year amortization and a minimum average 1.15 debt coverage ratio has been assumed. Renovation expenses and soft costs have been estimated for each Apartment Complex based upon its physical condition and various state agency threshold requirements for bond and tax credit transactions. Investor equity was calculated by estimating the amount of tax credits that would be available (4% of the non-land acquisition price plus renovation costs and developer fee) and multiplying the tax credits by $.80 (the amount of equity likely to be paid per tax credit dollar). There are numerous variables in this method of valuation that could impact the ultimate value of an Apartment Complex. CRI has applied its best judgment based upon its experience in the marketing and sale of similar properties to account for these variables and to provide what CRI believes to be a reasonable range of valuations for these properties.

Using the above-described approach, CRI estimates that the likely value to a tax credit developer of those Apartment Complexes subject to material affordable housing use restrictions would fall within the estimated range of values identified in the following table:


      PROPERTY              LOWER RANGE VALUATION         UPPER RANGE VALUATION
-------------------         ---------------------         ---------------------

Chevy Chase                      $9,396,000                   $10,440,000

Four Winds West                  $  992,000                   $ 1,102,000

Golden Acres                     $1,041,000                   $ 1,156,000

Mercy Terrace                    $8,422,000                   $ 9,400,000

Orangewood Plaza                 $1,643,000                   $ 1,826,000

Troy Manor                       $  739,000                   $   822,000

Westgate                         $5,073,000                   $ 5,637,000


When determining the value of the Apartment Complexes, one must keep in mind that the Local Partnerships have certain liabilities, consisting of mortgages and general partner or affiliate loans, that must be satisfied from sales proceeds before any distributions would be available to the Partnership. The following tables review the estimated payoff amounts for these liabilities projected as of December 31, 2003.



PROPERTY               MORTGAGE BALANCE     ADDITIONAL INDEBTEDNESS    TOTAL INDEBTEDNESS
----------------       ----------------     -----------------------    ------------------

Arrowhead               $ 6,587,810              $         0               $ 6,587,810

Chevy Chase             $ 2,850,241              $         0               $ 2,850,241

Country Place I         $ 6,847,370              $         0               $ 6,847,370

Country Place II        $ 4,149,921              $         0               $ 4,149,921

Four Winds West         $   831,370              $         0               $   831,370

Golden Acres            $ 1,130,726              $    44,992               $ 1,975,718

Mercy Terrace           $ 8,220,915              $11,349,512               $19,570,427

Moorings                $ 7,811,889              $         0               $ 7,811,889

Orangewood Plaza        $ 1,826,500              $         0               $ 1,826,500

Posada Vallarta         $14,304,236              $ 4,006,514               $18,310,750

Troy Manor              $   815,819              $     6,252               $   822,071

Westgate*               $ 1,700,123              $         0               $ 1,700,123

Total                   $57,076,920              $16,207,270               $73,284,190


     * In addition to the Local Partnership debt, the Partnership is the maker of a Purchase Money Note ("PMN") secured by its interest in the Westgate Local Partnership in the original principal amount of $1,400,000, with accrued interest of $2,626,274 through December 31, 2003. This PMN (previously extended) matured on September 1, 2003. The PMN is nonrecourse to the Partnership. Therefore, there is no liability to the Partnership for payment other than from the proceeds of the sale of the Partnership's interest in the Westgate Local
          Partnership. The Managing General Partner offered to tender its interest in the Westgate Local Partnership in satisfaction of the PMN. The trustee for the PMN holders indicated it might take several months for him to formulate a recommendation to the beneficial holders of the PMN. Accordingly, there can be no assurance that the Partnership will retain its interest in Westgate.

It is expected that certain of the Apartment Complexes, if sold, would not generate sufficient sale proceeds to retire outstanding Local Partnership indebtedness. In these situations, a sale of the Partnership's interest in the Local Partnership (most likely to an affiliate of a Local General Partner) could be more advantageous than a sale of the property. In such circumstances, CRI has assumed for purposes of estimating liquidation proceeds that the Partnership's interest in those Local Partnerships would be sold for one dollar. CRI is of the opinion that this assumption is conservative. In most instances, CRI believes that the Partnership's interest could be sold for significantly higher amounts, as the Partnership receives annual cash distributions that could be valued at a multiple of their present value.

Assuming sales of the Apartment Complexes or the Partnership's interest in the Local Partnerships, as the case may be, at the estimated valuations described above, and after adjustments for the priority of distributions as required under the terms of the Local Partnership agreements, it is the opinion of CRI that the aggregate gross distribution of proceeds to the Partnership is estimated to range between $18,500,000 and $24,000,000. A liquidation of the Partnership would also allow for operating reserves to be released. CRI has estimated the balance of such reserves to be disbursed would be $2,900,000 for purpose of estimating liquidation proceeds. This amount could be overstated or understated depending upon events between now and the liquidation of the Partnership.

The actual proceeds obtained from liquidation are highly uncertain and could be more or less than our estimate. Other persons could derive different estimates of the liquidation value. If the Partnership were to sell its assets and liquidate, the value of the assets would be determined through negotiations with third parties, who may use different valuation methods to determine the price of the Partnership's assets. Accordingly, our estimated liquidation proceeds could be higher or lower than the net proceeds that you would realize upon an actual liquidation of your Partnership.

Based upon the foregoing, the distribution of estimated liquidation proceeds pursuant to the Partnership Agreement is depicted below:



SOURCES OF FUNDS (1)                                              LOW               HIGH

      DISTRIBUTIONS FROM LOCAL PARTNERSHIPS                   $18,500,000       $24,000,000
                                                              -----------       -----------

      CASH AND CASH EQUIVALENTS (2)                            $2,900,000        $2,900,000
                                                              -----------       -----------

TOTAL SOURCE OF FUNDS                                         $21,400,000       $26,900,000

USES OF FUNDS
      Solicitation/Communication Expenses                         $51,900           $51,900
      Final Audit and Tax Return Preparation Fees                 $92,000           $92,000
      Dissolution Filing Fees                                      $1,000            $1,000
      Estimated Disposition Fees (3)                           $3,600,000        $3,950,000
      Partnership Liquidation Fee (4)                            $500,000          $500,000
                                                              -----------       -----------
TOTAL USE OF FUNDS                                             $4,244,900        $4,594,900

LIQUIDATION PROCEEDS BEFORE TAXES                             $17,155,100       $22,305,100

-------------------------------------------------------------------------------------------

PER $10,000 ORIGINAL INVESTMENT OR 10 UNITS (5)                   $3,334            $4,335

CURRENT NEGATIVE CAPITAL ACCOUNT                                 ($7,095)          ($7,095)
      Less Cash from Sale                                        ($3,334)          ($4,335)
      Plus 2003 estimated income (loss)                              $448              $448
      Plus 2003 estimated portfolio income                            $22               $22
                                                              -----------      ------------
UPDATED CAPITAL ACCOUNT AFTER LIQUIDATION                        ($9,960)         ($10,961)
25% TAX RATE                                                        x 25%             x 25%
                                                                    -----             -----
TAX LIABILITY                                                    ($2,490)          ($2,740)
                                                                                   --------

PLUS CASH FROM LIQUIDATION                                         $3,334            $4,335

LIQUIDATION PROCEEDS AFTER TAXES                                     $844            $1,595


Notes:

(1) For presentation purposes, we have assumed that all sales will occur within the same calendar year, although we expect the liquidation to take at least three years.
(2) Reflects cash and cash equivalents as of September 30, 2003.
(3) This analysis assumes that a disposition fee would be earned on eight sale transactions.
(4) This analysis assumes that the liquidation fee would be earned.
(5) Based on estimated liquidation proceeds available to Limited Partners holding units of Additional Limited Partner interest.

The Managing General Partner is providing this valuation analysis to assist Limited Partners in their decision whether or not to approve the Liquidation. While the Managing General Partner believes that the assumptions upon which it has relied are reasonable based on its experience, the cited surveys and its knowledge of the Apartment Complexes and their markets, the Managing General Partner cannot and is not providing any assurance that the actual proceeds received for the Partnership properties will be within the estimated ranges. Actual sale prices may be lower than estimated by a significant amount. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION - Risks of the Liquidation."

OTHER CONDITIONS TO THE LIQUIDATION

     LEGAL OPINION. The Partnership Agreement provides that the voting rights to be exercised by the Limited Partners pursuant to this Consent Solicitation Statement (which would be undertaken pursuant to a vote in lieu of a meeting, as provided for in the Partnership Agreement) will not be so exercised unless and until the Limited Partners receive the opinion of counsel satisfactory to a majority in interest of the Limited Partners as to (i) the legality of the vote,
(ii) the absence of personal liability of the Limited Partners as a result of voting, and (iii) the lack of effect of such vote on the Partnership's status for tax purposes. Under the current terms of the Partnership Agreement, the Partnership would be unable to effectuate the Liquidation without obtaining this opinion of counsel.

     The Managing General Partner has proposed that Nixon Peabody LLP, which has served as special counsel to the Partnership, render the opinion, which will be delivered prior to the effectiveness of the solicitation substantially in the form attached hereto. Under the Partnership Agreement, such counsel will be deemed approved if written disapprovals are not received from a majority in interest of the Limited Partners within 45 days of the date hereof. The Partnership Agreement also provides that if Limited Partners holding more than 10% in interest propose alternate counsel, such alternate counsel shall render the required opinion. If the Liquidation is approved, but the retention of Nixon Peabody LLP is disapproved, we will propose alternate counsel to the Limited Partners for the rendering of the required legal opinion.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The federal income tax discussion set forth below addresses the material federal income tax consequences of the Liquidation of a Partnership, but does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Limited Partner in the light of such a Limited Partner's personal circumstances. The discussion is directed solely to those who hold the Limited Partner units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and have acquired such Limited Partner units for investment and not as a dealer or for resale. Further, this discussion may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries thereof, financial institutions, real estate investment trusts, regulated investment companies, tax exempt organizations, trusts or persons who acquired Partnership interests as compensation. This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis).

     Limited Partners are urged to consult their own tax advisors as to the specific tax consequences to them of the Liquidation of the Partnership, including the applicability and effect of federal, state, local and other tax laws.

     IN GENERAL. The Partnership, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each Limited Partner is required to take into account its distributive share of the Partnership's income, gains, losses, deductions, credits and tax preference items in computing such Limited Partner's federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such Limited Partner, without regard to whether the Limited Partner has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each Limited Partner on a Schedule K-1. Each Limited Partner is required to report consistently with such Schedule K-1 unless it discloses any inconsistent position to the IRS when it files its federal income tax return. A Limited Partner's distributive share of the Partnership's income or loss is determined in accordance with the allocations set forth in the Partnership Agreement.

     For federal income tax purposes, the Liquidation consists of two separate components:

     (1)  the sale by the Partnership of its assets; and
     (2) the distribution of cash to each Limited Partner in liquidation (a "liquidating distribution") of such Limited Partner's interest in the Partnership. Each of these is separately discussed below.

     SALE OF THE PARTNERSHIP'S ASSETS. For federal income tax purposes, each Limited Partner will be required to include in its income its allocable share of the gain or loss realized by the Partnership upon the sale of the Partnership's assets pursuant to the Liquidation. Gain will result primarily from the sale of an Apartment Complex and Apartment Complex related assets ("Apartment Complex Gain"). Apartment Complex Gain which falls within the definition of "depreciation recapture" will be treated as ordinary income for tax purposes. Other Apartment Complex Gain, as well as other items of Partnership gain or loss, will be capital or ordinary gain or loss, depending upon the nature of the asset in the hands of the Partnership. To the extent Apartment Complex Gain qualifies as capital gain, the gain will be taxed at a maximum rate of 25% (or 15% in certain circumstances). To the extent Apartment Complex Gain qualifies as ordinary income, the gain will be taxed at a maximum rate of 35%.

     DISTRIBUTION TO THE LIMITED PARTNERS. A Limited Partner will recognize gain to the extent the amount of the liquidating distribution received by the Limited Partner exceeds the Limited Partner's tax basis for its Limited Partner units. Any such gain will be capital gain. In general, any such capital gain recognized by an individual, estate or trust will qualify for the 15% maximum tax (5% in the case of a taxpayer in the 15% ordinary income bracket) on capital gains if the Limited Partner units were held by such Limited Partner for more than one year. A Limited Partner's tax basis for its Limited Partner units will be increased by both the Limited Partner's allocable share of any gain realized on the sale of the Partnership's assets (see --"Sale of the Partnership's Assets") and by the amount of the Limited Partner's allocable share of income from normal Partnership operations for the year of the Liquidation. Nevertheless, a Limited Partner's allocable share of the Partnership cash may exceed its basis for its Limited Partner units, and thereby cause the Limited Partner to recognize gain.

     For purposes of determining a Limited Partner's adjusted tax basis in its units, an increase in a Limited Partner's share of partnership liabilities is treated as a contribution of cash by that Limited Partner to the Partnership, and thereby results in an increase in the Limited Partner's adjusted tax basis in its Limited Partner units. Conversely, a decrease in a Limited Partner's share of partnership liabilities is treated as a distribution of cash from the Partnership, and thereby results in a decrease in the Limited Partner's adjusted tax basis in its Limited Partner units. To the extent that a decrease in a Limited Partner's share of partnership liabilities results in a deemed cash distribution to the Limited Partner which exceeds the Limited Partner's adjusted tax basis in its Limited Partner units, the Limited Partner will recognize gain to the extent of the excess of the deemed cash contribution over its adjusted tax basis in its Limited Partner units. Accordingly, the possibility of deemed cash distributions should be taken into account in the above paragraph in the same manner as actual cash distributions.

     A Limited Partner will recognize a capital loss to the extent the amount of the liquidating distribution received by the Limited Partner (including any deemed cash distributions to the Limited Partner attributable to a reduction in the Limited Partner's share of partnership liabilities) is less than the Limited Partner's tax basis for its Limited Partner units, as such basis is adjusted to reflect any gain or loss realized by the Partnership on the sale of its assets and to reflect the Partnership's income or loss from operations for the year of the Liquidation. Capital losses can be deducted, in any year, only to the extent of a Limited Partner's capital gains plus, in the case of certain non-corporate taxpayers, ordinary income up to $3,000.

     PASSIVE ACTIVITY RULES. Limited Partners that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. A Limited Partner's allocable share of Partnership income or loss from the sale of the Partnership's assets is generally treated as derived from a passive activity. As a result, a Limited Partner's allocable share of such losses may be used by the Limited Partner in the current taxable year only to offset passive activity income from a Limited Partner's other passive activity investments, with the excess suspended indefinitely. Similarly, a Limited Partner's allocable share of any Partnership gain realized on the sale of its assets is generally characterized as passive activity income that may be offset by passive activity losses from a Limited Partner's other passive activity investments. However, because the liquidating distribution is a fully taxable transaction, Section 469 of the Code generally allows any suspended passive activity losses of the Limited Partner with respect to its investment in the Partnership to be used to reduce other income of the Limited Partner.

     TAX TREATMENT OF PARTNERSHIP; FINAL PARTNERSHIP YEAR. The Partnership will recognize no gain or loss by reason of the liquidating distribution. The Partnership's final taxable year (the "termination year") will close on the date on which the Certificate of Cancellation is filed with the Maryland State Department of Assessments and Taxation or such later time as specified in the Certificate of Cancellation see "-- Effective Time," and each Limited Partner's distributive share of the Partnership's items of income, gain, loss, deduction and credit for the termination year will be taken into account by the Limited Partner on the Limited Partner's federal income tax return for the Limited Partner's taxable year in which the termination year occurs, in accordance with the procedures that applied to previous taxable years. Because the Partnership has a calendar taxable year, a Limited Partner with a taxable year that is other than a calendar year may be required to include such Limited Partner's distributive share of Partnership income for two partnership years in the Limited Partner's taxable year in which the termination year occurs.

ACCOUNTING TREATMENT

     The Partnership will prepare financial statements in accordance with generally accepted accounting principles as of and through the date the Certificate of Cancellation is filed by the Partnership and will engage its independent auditors to audit the financial statements.

EFFECTIVE TIME

     The effective time of the Liquidation will occur upon the filing of the Certificate of Cancellation for the Partnership with the Maryland State Department of Assessments and Taxation, or at such later time as may be specified in the Certificate of Cancellation. It is anticipated that such filing will be made as promptly as practicable after the requisite approval of the Limited Partners has been obtained, the assets of the Partnership are sold and the other conditions to the Liquidation have been satisfied or waived, if permitted under the Plan of Liquidation and Dissolution. See, however "-- Risks of the Liquidation -- The Continued Existence of the Partnership due to Litigation or Unresolved Claims."

AMENDMENT OF THE PLAN OF LIQUIDATION AND DISSOLUTION

     Subject to applicable law, the Plan of Liquidation and Dissolution may be amended by the Partnership at any time prior to the filing of the Certificate of Cancellation with the Maryland State Department of Assessments and Taxation, provided that, after approval of the Liquidation by the affirmative vote of holders of a majority of the outstanding Limited Partner units of the Partnership, no amendment may be made which alters or changes the terms and conditions of the Plan of Liquidation and Dissolution if such alteration or change would materially and adversely affect the Limited Partners.

NO APPRAISAL RIGHTS

     Pursuant to Maryland law, a partnership agreement may provide for contractual appraisal rights in connection with the sale of all or substantially all of the limited partnership's assets. No such appraisal rights, however, are available for Limited Partners of CRI-II because neither the Partnership
Agreement nor the Plan of Liquidation and Dissolution provide for appraisal rights. Accordingly, the approval of the Liquidation by the affirmative vote of the requisite number of Limited Partners will be binding on all of the Partnership's Limited Partners.

REGULATORY APPROVALS

     No United States federal or state regulatory  requirements must be complied
with  or  approvals  obtained  in  connection  with  CRI-II's   liquidation  and
dissolution.

                       ----------------------------------
                    THE PARTNERSHIP AND THE GENERAL PARTNERS
                       ----------------------------------

     CRI-II is a limited partnership which was formed under the Maryland Revised Uniform Limited Partnership Act as of March 23, 1983. On May 6, 1983, the Partnership commenced a public offering for 15,000 units of limited partnership interest which was managed by Merrill Lynch, Pierce, Fenner and Smith, Incorporated. The Partnership sold a total of 49,995 Limited Partner units. Beginning in 1994, a total of 85 Limited Partner units have been abandoned.

     The Partnership was formed to invest in real estate by acquiring, holding, selling, disposing of and otherwise dealing with limited partner interest in Local Partnerships, which in turn develop, own and operate multi-family apartment complexes (the "Apartment Complexes"). The original objectives of these investments, not necessarily in order of importance, were to:

     (i)  preserve and protect the Partnership's capital;
     (ii) provide current tax benefits to the Partners in the form of tax losses during the early years of the Partnership's operations and equity buildup through periodic payments on the indebtedness secured by the Apartment Complexes;
     (iii)provide capital appreciation through increases in the value of the Partnership's investments;
     (iv) provide cash distributions, on a limited basis, from rental operations; and
     (v) provide cash distributions from sale or refinancing of the Partnership's investments.

     The Partnership originally made investments in 22 Local Partnerships. As of December 31, 2003, the Partnership retained investments in twelve Local Partnerships.

     CRI-II's principal place of business is 11200 Rockville Pike, 5th Floor, Rockville, Maryland, 20852, and its telephone number at such address is (301) 468-9200.

     The following table describes the Apartment Complexes as of December 31, 2003. The table does not reflect Apartment Complexes that had been sold.

           SCHEDULE OF APARTMENT COMPLEXES OWNED BY LOCAL PARTNERSHIPS
            IN WHICH CRI-II HAS AN INVESTMENT AT DECEMBER 31, 2003(1)


           NAME AND LOCATION                             NUMBER OF
         OF APARTMENT COMPLEX                          RENTAL UNITS
        -------------------------                      ------------
        Arrowhead Apartments                               200
        Palatine, IL
        Chevy Chase Park                                   232
        Centerville, OH
        Country Place I                                    192
        Burtonsville, MD
        Country Place II                                   120
        Burtonsville, MD
        Four Winds West                                     62
        Birmingham, AL
        Golden Acres                                        46
        Chowchilla, CA
        Mercy Terrace                                      158
        San Francisco, CA
        The Moorings                                       216
        Roselle, IL
        Orangewood Plaza                                    40
        Orange Cove, CA
        Posada Vallarta                                    336
        Phoenix, AZ
        Troy Manor Apartments                               50
        Troy, AL
        Westgate Tower Apts.                               148
                                                           ---
        Westland, MI
        TOTALS                                           2,039
                                                         =====

(1) All properties are multifamily housing complexes. No single tenant rents 10% or more of the rentable square footage. Residential leases are typically one year or less in length, with varying expiration dates, and substantially all rentable space is for residential purposes.

THE GENERAL PARTNERS

     MANAGING GENERAL PARTNER. C.R.I., Inc., the Managing General Partner, is a Delaware corporation which was organized in 1974 and has its principal place of business in Rockville, Maryland. C.R.I., Inc. serves or served as a general partner in over 200 partnerships which have offered and sold limited partnership interests totaling over $1 billion.

     GENERAL PARTNERS. The remaining General Partners are current or former directors, executive officers or shareholders of the Managing General Partner (Martin C. Schwartzberg retired in 1990 and does not participate in management). Listed below is the biographical information of the individuals currently involved in CRI-II's management and Mr. Schwartzberg.

     William B. Dockser, 66, has been the Chairman of the Board and a Director of CRI since 1974. Prior to forming CRI, he served as President of Kaufman and Broad Asset Management, Inc., an affiliate of Kaufman and Broad, Inc., which managed publicly held limited partnerships created to invest in low and moderate income multifamily apartment properties. Prior to joining Kaufman and Broad, he served in various positions at HUD, culminating in the post of Deputy FHA Commissioner and Deputy Assistant Secretary for Housing Production and Mortgage Credit, where he was responsible for all federally insured housing production programs. Before coming to the Washington, D. C. area, Mr. Dockser was a practicing attorney in Boston and served as a special Assistant Attorney General for the Commonwealth of Massachusetts. He holds a Bachelor of Laws degree from Yale University Law School and a Bachelor of Arts degree, cum laude, from Harvard University. He is also a Director of CRIIMI MAE Inc. and CRIIMI, Inc.

     H. William Willoughby, 57, has been President, Secretary and a Director of CRI since January 1990 and was Senior Executive Vice President, Secretary and a Director of CRI from 1974 to 1989. He is principally responsible for the financial management of CRI and its associated partnerships. Prior to joining CRI in 1974, he was Vice President of Shelter Corporation of America and a number of its subsidiaries dealing principally with real estate development and equity financing. Before joining Shelter Corporation, he was a senior tax accountant with Arthur Andersen & Co. He holds a Juris Doctor degree, a Master of Business Administration degree and a Bachelor of Science degree in Business Administration from the University of South Dakota.

     Martin C. Schwartzberg, 61, served as President and Director of CRI before his retirement in 1990. Prior to founding CRI in 1974, he served as Executive Vice President of Kaufman and Broad Asset Management, Inc. He previously served at the United States Department of Housing and Urban Development in various senior advisory positions. Since leaving CRI in 1990, he has worked as President of National Foundation for Affordable Housing Solutions. He holds an LLB degree from George Washington University and a Bachelor of Arts from the College of Emporia.

     FIDUCIARY DUTIES OF THE GENERAL PARTNERS. The General Partners of the Partnership have fiduciary duties to the Partnership under Maryland law in addition to the specific duties and obligations imposed upon them under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partners, in managing the affairs of the Partnership, are expected to exercise good faith and integrity with respect to the affairs of the Partnership, must make full disclosure in their dealings with the Partnership and must disclose to the Partnership any benefit or profit derived by them from any transaction connected with the Partnership. Under these fiduciary duties, the General Partners are obligated to act in the best interests of the Partnership, especially where consummation of such transactions may result in their interests being opposed to, or not aligned with, the interests of the Limited Partners.

     ROLE OF THE GENERAL PARTNERS. The Managing General Partner generally manages and controls the day to day operations of the Partnership, and has general responsibility and overall authority over matters affecting the interests of the Partnership. The Managing General Partner is responsible for cash management, filing of tax returns, all accounting and recordkeeping, and all communications between the Partnership and the Limited Partners. The General Partners have joint and several liability for the Partnership's obligations. However, by contract among the General Partners, Martin C. Schwartzberg has not played an active role in the Partnership's management since he retired from CRI in 1990.

     ROLE OF THE LIMITED PARTNERS. Limited Partners of the Partnership may not participate in management of the Partnership without subjecting themselves to potential liability as a general partner.

THE SPECIAL LIMITED PARTNERS. MLH Merger Corp. and three individuals, all as successors in interest to Two Broadway Associates II, a New York limited partnership whose partners were a subsidiary and certain employees of Merrill Lynch, Hubbard Inc. ("Hubbard"), an affiliate of Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch"), as such corporation may from time to time be constituted.

THE INITIAL LIMITED PARTNER. Rockville Pike Associates Limited Partnership - II, a limited partnership formed under the Uniform Limited Partnership Act of the District of Columbia in 1982, as said limited partnership is constituted from time to time. Its general partners are Dockser, Schwartzberg and Willoughby, and its limited partners consist of former CRI employees.

FEES OF THE GENERAL PARTNERS

     In accordance with the Partnership Agreement, the one or more of the General Partners or their affiliates receive the following fees:

     ACQUISITION FEE AND INITIAL MANAGEMENT FEE. In accordance with the Partnership Agreement, the Partnership paid CRI a fee for services in with the review, selection, evaluation, negotiation and acquisition of the interests in Local Partnerships and a fee for its services in connection with the initial management of the Partnership. As provided in the Partnership Agreement, the acquisition fee and the initial management fee shall not exceed 11% of Additional Limited Partners' capital contributions. As of December 31, 1983, the Partnership had paid $1,000,000 allocated to acquisition fees and $4,500,000 allocated to initial management fees. The acquisition fees were capitalized and are being amortized over the estimated useful lives of the properties (generally 30 years).

     EXPENSE REIMBURSEMENT AND ADDITIONAL MANAGEMENT FEE PAYABLE TO THE MANAGING GENERAL PARTNER OR AFFILIATE FOR MANAGING THE BUSINESS OF THE PARTNERSHIP. The Managing General Partner or its affiliates are reimbursed for direct travel and telephone expenses on Partnership business and direct out-of-pocket expenses incurred in rendering legal, accounting, bookkeeping, computer, printing and public relations services, which services could be performed by independent parties. The Partnership paid the Managing Partner $205,778 in 2002 as direct reimbursement of expenses incurred on behalf of the Partnership and $232,964 in 2003.

     In addition, the Partnership is obligated to pay the Managing General Partner an annual incentive management fee after the payment of all other Partnership expenses. In 2002, the Partnership paid the Managing General Partner $249,996 as the Additional Management Fee. In 2003, the Partnership paid the Managing General Partner $249,996 as the Additional Management Fee.

     EXPENSE ALLOWANCE TO AFFILIATED LOCAL GENERAL PARTNERS FOR EXPENSES RELATING TO THE ADMINISTRATION AND MANAGEMENT OF LOCAL PARTNERSHIPS PAYABLE BY SUCH LOCAL PARTNERSHIPS. The Partnership Agreement permits the payment to not more than five Affiliated Local Partners of $7,500 per year per Local Partnership as an allowance for expenses, before distributions to the Partnership and other limited partners of such Local Partnerships.

     The total of the reimbursements, management fee and $7,500 annual expense allowance to Affiliated Local Partners shall not exceed .5% of Invested Assets.

     APARTMENT COMPLEX MANAGEMENT FEES PAYABLE TO AN AFFILIATE OF THE MANAGING GENERAL PARTNER PARTNERS BY THE LOCAL PARTNERSHIPS. Affiliates of the Managing General Partner may provide on-site property management services with respect to the Apartment Complexes. Such property management fees, together with any amounts reimbursed to any affiliates for property management which are allocable to the Apartment Complex, shall not exceed 5% of the Apartment Complex's gross rental income, unless a higher amount has been approved by HUD, the state agency or the mortgage lender for the Apartment Complex. An affiliate of the Managing General Partner is a joint venture member of the entity that is the property management agent for Chevy Chase Park. HUD approved a management fee of 6.75% for this property. From July 2002, when the contract commenced, through September 2003, the affiliate has received $46,677 from the joint venture for its share of the property management services at that property.

     FEES PAYABLE TO THE INDIVIDUAL GENERAL PARTNERS UPON SALES OF LOCAL PARTNERSHIP INTERESTS OR APARTMENT COMPLEXES. The individual General Partners only (not CRI) are currently entitled to an aggregate fee for their services to the Partnership equal to 1% of the gross proceeds resulting from the sale of an Apartment Complex, which selling price includes:

(i)  any cash down payments received by the Local Partnerships;
(ii) the amounts of any assumed mortgage indebtedness on the Apartment Complexes; and
(iii)the discounted value (at the then prevailing market rate of interest on U.S. Treasury bills having a comparable term) of principal and interest payments on any purchase money obligations received from purchasers of Local Partnership interests or Apartment Complexes, including any amounts previously accrued and unpaid upon prior sales of all Local Partnership interests or substantially all of the Local Partnership interests or the Apartment Complexes.

     Such fee is payable to the individual General Partners only after:

     (1) the Limited Partners have received a return of all their capital contributions to the Partnership ("Capital Contributions"), without reduction for prior cash distributions other than prior distributions of Sale and Refinancing Proceeds, plus an additional amount equal to a cumulative, non-compounded six percent (6%) per annum return on each Limited Partner's Capital Contribution, reduced by (a) an amount equal to 50% of Losses for Tax Purposes allocated to such Limited Partner and (b) distributions of Net Cash Flow to each Limited Partner [for purposes of this paragraph, "Limited Partners" includes the Initial Limited Partner and Special Limited Partner];
     (2) the repayment of any unpaid loans made by any Partner or any affiliate or other amounts owing to the General Partners; and
     (3)  the return of Capital Contributions to the General Partners.

     Fees payable to the individual General Partners, together with any other commissions or fees payable upon the sale of all or substantially all of the Local Partnership interests or Apartment Complexes, are not permitted to exceed the lesser of the competitive rate or 6% of the sales price of the Apartment Complexes.

     We are seeking your authorization to amend the Partnership Agreement to permit CRI to be eligible to receive a disposition fee of up to 5% of the sales price of Apartment Complexes for its efforts in marketing and selling the Apartment Complexes (payable in lieu of such fee being paid to a third party upon the sale of an Apartment Complex.) In addition, Dockser and Willoughby will waive their respective portions of the currently authorized property disposition fee of 1%. As with the payment of a sales commission to a third party real estate broker, this incentive fee is payable upon the sale of a Partnership property and would not be deferred. Consequently, the fee would be considered a debt of the Partnership, payable prior to any return of capital or preferred return to the Limited Partners. We are also seeking your authorization to amend the Partnership Agreement to permit CRI to be eligible to receive a $500,000 Partnership Liquidation Fee if it completes the sale of all of the Partnership's investments within 36 months from the date that the Liquidation is approved. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION -- Amendments to the Partnership Agreement; -- Interests of Certain Persons in the Liquidation."

MARKET FOR THE LIMITED PARTNER UNITS

     The Limited Partner units are not listed on any national or regional securities exchange or quoted on The Nasdaq Stock Market, and there is no established public trading market for the Limited Partner units. Secondary sales activity for the Limited Partner units has been limited and sporadic.

                    -----------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                    -----------------------------------------

GENERAL

     As of the record date, the Equity Resources Group and its affiliates owned 9,298.33 Limited Partner units, or approximately 18.63% of the outstanding Limited Partner units.

OWNERSHIP INTERESTS OF THE GENERAL PARTNERS IN THE PARTNERSHIP

                               ------------------

     The following table sets forth certain information concerning all Limited Partner units of the Partnership directly or beneficially owned as of December 31, 2003 by each General Partner, each director of the Managing General Partner, and by all directors and officers of the Managing General Partner as a group.



         Name of                       Amount and Nature               % of total
     Beneficial Owner               of Beneficial Ownership    Limited Partner units issued
     ----------------               -----------------------    ----------------------------
     William B. Dockser                      None                         0.00%
     H. William Willoughby                   None                         0.00%
     Martin C. Schwartzberg                  None                         0.00%
     All General Partners,
       Directors and Officers
        as a Group (3 persons)               None                         0.00%


                               CONSENT PROCEDURES

                                   -----------

     The consent of each Limited Partner is important. Each Limited Partner is urged to mark, date and sign the enclosed consent card and return it in the enclosed postage prepaid envelope or fax it to MacKenzie Partners at (212) 929-0308. If you require assistance completing the consent card, please call Susan T. Backman, Vice President of Investor Communications of CRI, toll free at 1 (800) 678-1116.

TIMING OF THE CONSENT SOLICITATION

     The vote of the Limited Partners with respect to the Liquidation will be tabulated on an ongoing basis until 5:00 p.m., Eastern Time, on the Expiration Date, March __, 2004, unless the Managing General Partner, in its sole discretion, extends the period for giving consents, in which case the new Expiration Date will be the last date on which your consent card will be accepted. If Proposal 3 is approved, the Managing General Partner may, in its sole discretion, elect to extend the solicitation period but not beyond sixty
(60) days from the date that this Consent Solicitation Statement is sent to the Limited Partners. If the solicitation period is extended, the Managing General Partner will issue a press release (which press release will also be filed with the Securities and Exchange Commission under cover of Form 8-K) announcing the extension no later than 10:00 a.m., Eastern Time, on the next business day after the date that the solicitation period was set to expire. The votes will be tabulated by MacKenzie Partners, which is not affiliated with the Partnership or the General Partners.

RECORD DATE AND OUTSTANDING LIMITED PARTNER UNITS

     The Liquidation is being submitted for approval to Limited Partners as of the record date. The record date is December 31, 2003 for the Partnership for determining the Limited Partners entitled to consent to the Liquidation. Accordingly, only record date Limited Partners will be entitled to consent to the Liquidation. At the record date, 49,910 CRI-II Limited Partner units were held of record by approximately 3,107 Limited Partners.

     Each Limited Partner is entitled to one vote for each unit of limited partnership interest held. Accordingly, the number of Limited Partner units entitled to vote with respect to the Liquidation is equivalent to the number of Limited Partner units held of record at the record date.

APPROVAL DATE; EXTENSIONS; AMENDMENT

     This Consent Solicitation Statement and enclosed consent card constitute the General Partners' notice to Limited Partners of the Liquidation. Each Limited Partner has until 5:00 p.m., Eastern Time on the Expiration Date, unless extended by the Managing General Partner in its sole discretion, to inform the vote tabulator whether such Limited Partner wishes to vote for, against or abstain from voting on the Liquidation. We ask that each Limited Partner vote by completing and returning the enclosed consent card accompanying this Consent Solicitation Statement in the manner described below.

     Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, CRI reserves the right, at any time prior to effectiveness of the Liquidation, to amend or terminate the solicitation, or to delay accepting consent cards.

CONSENT CARD AND VOTE REQUIRED

     Approval of the Liquidation by the Partnership requires the affirmative vote of a majority of the 49,910 outstanding Limited Partner units of the Partnership as of the record date. Accordingly, 24,956 Limited Partner units must be voted in favor of the Liquidation for it to be approved by the Partnership.

     Limited Partners who wish to vote "FOR" the Liquidation should complete, sign and return the consent card. A consent card has been prepared for each Limited Partner and is enclosed with this Consent Solicitation Statement.
Consent cards must be delivered in person, by mail, by facsimile or other delivery service to the consent solicitation agent at the following address on, or prior to, 5:00 p.m., Eastern Time, on the Expiration Date, March __, 2004, unless extended by the Managing General Partner, in its sole discretion:

If in person, or by mail:                   If by facsimile:
MacKenzie Partners, Inc.                    (212) 929-0308
105 Madison Avenue
New York, NY 10016


            --------------------------------------------------------
             If you require assistance completing the consent card, please call Susan T. Backman, Vice President of Investor Communications of CRI,
                          toll free at (800) 678-1116.

     A consent card shall be deemed to have been "returned" to the Partnership on the date that it is delivered in person, by facsimile or received by MacKenzie Partners via mail or other delivery service. Limited Partners who sign and return the consent card without indicating any vote will be deemed to have voted "FOR" all three of the proposals listed thereon. The failure to return a consent card or abstaining from voting with respect to any of the proposals involved in the Liquidation will have the same effect as a vote "AGAINST" the Liquidation.

     Limited Partners who wish to vote "AGAINST" any or all of the proposals should also complete and return the consent card in the manner described above. A Limited Partner who abstains from voting, fails to return the consent card, or votes "AGAINST" will receive such Limited Partner's share of the distribution of the Partnership's Liquidation if

(1) the holders of a majority of the outstanding Limited Partner units in the Partnership approve the Liquidation; and

(2)  all other conditions for the consummation of the Liquidation are satisfied.

     Limited Partners will not be entitled to appraisal rights. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION -- No Appraisal Rights."

     The delivery of a consent card will not affect a Limited Partner's right to sell or transfer such person's Limited Partner units in the Partnership.

     All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by the Managing General Partner. Such determinations shall be final and binding. The Managing General Partner reserves the absolute right to waive any of the conditions of the Liquidation or any defects or irregularities in any approval of the Liquidation or preparation of the form of consent card. The Managing General Partner's interpretation of the terms and conditions of the proposed Plan of Liquidation and Dissolution and the Partnership Amendments will be final and binding. The Managing General Partner shall be under no duty to give notification of any defects or irregularities in any approval of the Liquidation or preparation of the form of consent card and shall not incur any liability for failure to give such notification.

REVOCABILITY OF CONSENT

     Limited Partners may withdraw or revoke their consent as to any or all of the proposals listed on the consent card at any time prior to the earlier of 5:00 p.m., Eastern Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the consent card must be received by the consent solicitation agent prior to such time and addressed as follows:
MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, or by facsimile to (212) 929-0308. A notice of revocation or withdrawal must specify the Limited Partner's name, the number of Limited Partner units being withdrawn and to which proposal or proposals the revocation applies.

SOLICITATION OF CONSENTS; SOLICITATION EXPENSES

     Votes of Limited Partners may be solicited by the Managing General Partner. Costs of solicitation will be paid by the Partnership. See "WHAT YOU SHOULD KNOW BEFORE VOTING ON THE LIQUIDATION -- Liquidation Expenses." The Partnership has retained MacKenzie Partners, Inc., as the consent solicitation agent. The
Managing General Partner or MacKenzie Partners, Inc. will administer the delivery of information to Limited Partners. MacKenzie Partners, Inc. will be paid regardless of the outcome of the vote.

EFFECT OF A FAILURE TO APPROVE THE LIQUIDATION

     If the requisite number of Limited Partner units does not approve the Liquidation, then the Partnership will continue to operate as a legal entity with its assets and liabilities. CRI does not anticipate taking any steps to increase liquidity to the Partnership in the near term, and consistent with its fiduciary duties, will re-evaluate the market conditions periodically to examine other opportunities available to the Partnership's Limited Partners prior to the termination date of the Partnership set forth in the Partnership Agreement. There will be no change in its investment objectives, policies and restrictions, and the Partnership will continue to be operated in accordance with the terms of the Partnership Agreement.

                           INCORPORATION BY REFERENCE

     The Partnership is subject to the informational requirements of Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C., 20549, and should be available at the Commission's regional offices at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604 and 233 Broadway, New York, New York, 10279. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C., 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet addresses at http://www.sec.gov.

     The following documents filed with the Commission by the Partnership (File No. 000-11973) pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference in this Consent Solicitation Statement and are delivered herewith:

     1. CRI-II's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002; and

     2. CRI-II's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

     A copy of the Partnership's Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB are available without charge upon written request to CRI's Investment Communications Group at 11200 Rockville Pike, 5th Floor, Rockville, MD 20852.

     No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the solicitations of consents for the Liquidation and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.


                                     -------

                                   APPENDICES

                                     -------

Appendix A -- Form of Plan of Liquidation and Dissolution
Appendix B -  Form of Legal Opinion of Nixon Peabody LLP

                                   APPENDIX A

                       PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP

     This Plan of Liquidation and Dissolution (the "Plan") dated as of January ___, 2004 of Capital Realty Investors-II Limited Partnership (the "Partnership"), a limited partnership organized and existing under the Maryland Revised Uniform Limited Partnership Act (the "Maryland Act"), is for the purpose of effecting the complete liquidation and dissolution of the Partnership in accordance with the laws of the State of Maryland.

     1. Intention of the General Partners. C.R.I, Inc., as the Managing General Partner, and its shareholders William B. Dockser and H. William Willoughby, who are also individual General Partners, believe that the liquidation and dissolution (the "Liquidation") of the Partnership at this time is in the best interest of the Partnership and its Limited Partners. Therefore, three of the four General Partners have submitted this Plan to the Limited Partners for their consent to liquidate and dissolve the Partnership in accordance with Section
8.02 of the Limited Partnership Agreement of the Partnership dated as of March 23, 1983 (the "Partnership Agreement"). (Martin C. Schwartzberg is also a General Partner but has not played an active role in the management of the Partnership since he retired from CRI in 1990, so his recommendation was not sought by the other General Partners.)

     2. Effectiveness. The Plan shall be effective upon the approval hereof by the affirmative vote of more than 50% of the outstanding Limited Partner units of the Partnership as required by the Partnership Agreement. Until such time as the Limited Partners approve this Plan, the Managing General Partner shall not take and shall not cause the Partnership to take any of the actions, and shall not do or cause the Partnership to do, any of the things provided herein, provided that the foregoing shall in no event limit the right of the Managing General Partner to sell, on behalf of the Partnership, single Apartment Complexes (or the Partnership's interest therein) in one or more unrelated transactions.

     3. Dissolution. In accordance with the Partnership Agreement, one hundred eighty days after the sale of all of the Partnership's assets, the Partnership shall be dissolved without any further action by or on behalf of the Partnership, the Limited Partners or the Managing General Partner.

     4. Winding Up. The Managing General Partner, as liquidator for the Partnership, shall sell or cause to be sold all of the assets of the Partnership and shall apply the funds of the Partnership (including the proceeds of the sale of any other assets of the Partnership) to (i) the payment of the liabilities of the Partnership, including the expenses of the sale of the assets of the Partnership, and the winding up, liquidation and termination of the Partnership, including any Disposition Fee and Partnership Liquidation Fee (if the latter is approved) to the Managing General Partner, upon the terms and conditions set forth in Section 4.02 of the Partnership's Limited Partnership Agreement, as amended; (ii) the expenses of preparation, filing and distribution of financial statements, tax returns, reports required under the Securities Exchange Act of 1934 (the "Exchange Act") and reports to Limited Partners, including fees and expenses of accountants and lawyers; (iii) the payment of all income, sales, use, franchise, gross receipts, ad valorem, personal property and other taxes, imports, duties and governmental charges payable by the Partnership with respect to its income or operations through the time of its termination ("Taxes"), including Taxes with respect to the sale of the Partnership's assets; and (iv) the creation of reserves for any of the foregoing.

     5. Liquidation. All assets and funds of the Partnership remaining after the payments provided for by paragraph 4, and any amounts reserved by the Managing General Partner pursuant to clause (i) of paragraph 4 and determined by the Managing General Partner to be in excess of the amounts required therefor, shall be distributed by the Managing General Partner as set forth in Section 4.02 of the Partnership Agreement, as amended.

     6. Cancellation of Interests in the Partnership. Liquidating distributions shall be made in complete cancellation of all of the Limited Partners' interests in the Partnership.

     7. Reports and Filings. In connection with the Liquidation and winding up of the Partnership, the Managing General Partner shall cause to be executed and timely filed (i) with the office of the State Department of Assessments and Taxation of Maryland, a Certificate of Cancellation canceling the Partnership's Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities Exchange Commission, any reports required under the Exchange Act, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with Article 9.04 of the Partnership Agreement.

     8. Other Acts. The Managing General Partner shall take, or cause the Partnership to take, such other acts and deeds and shall do, or cause the Partnership to do, such other things, as are necessary or appropriate in connection with the dissolution, winding up and Liquidation of the Partnership, the termination of the responsibilities and liabilities of the Partnership under applicable law, and the termination of the existence of the Partnership.

     IN WITNESS WHEREOF, the parties hereto have made and executed this Plan as of the date first written above.

C.R.I., INC.
AS MANAGING GENERAL PARTNER OF
CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP

        /s/ William B. Dockser
By:     ----------------------------------
Name:   William B. Dockser
Title:  Chairman

             and

        /s/ H. William Willoughby
By:     ----------------------------------
Name:   H. William Willoughby
Title:  President

                                                                     Appendix B

                                 Form of Opinion




                          ______________________, 2004




Limited Partners
of Capital Realty
Investors-II Limited Partnership

          Re:  Exercise of Voting Rights in connection with Consent Solicitation
               -----------------------------------------------------------------
               Statement
               ---------

     We represent Capital Realty Investors-II Limited Partnership (the "Limited Partnership") in connection with the proposed solicitation of consents on the proposals outlined in the Consent Solicitation Statement dated January __, 2004 (the "Consent Solicitation Statement"). We have been asked to render the opinion required pursuant to Section 10.3 of the Limited Partnership Agreement of the Limited Partnership dated April 28, 1983 (the "Limited Partnership Agreement").

     Although we have acted as special counsel to the Limited Partnership with respect to the Consent Solicitation Statement, we do not act as counsel to the Limited Partnership as to all matters and, therefore, may be unaware of certain of its business dealings.

     We have reviewed the following documents in connection with the opinions rendered below:

     1.   The Consent Solicitation Statement; and

     2.   The Limited Partnership Agreement.

     In addition, we have reviewed the following statutes and regulations and relevant judicial and administrative interpretations thereof:

     1. The Maryland Revised Uniform Limited Partnership Act ("MRULPA"), as currently in effect, and related Maryland case law; and

     2. The United States Internal Revenue Code, as currently in effect, and related regulations, rulings and case law.

Limited Partners of Capital Realty
Investors-II Limited Partnership
________________, 2004
Page 2



     In such examinations, we have assumed the genuineness of signatures on documents and instruments, the authenticity of documents submitted to us as originals, the conformity to originals of documents submitted to us as copies and the truthfulness of all statements of fact contained therein. As to certain factual matters involved in rendering the opinions set forth herein, we have relied upon certificates of certain governmental authorities setting forth such matters, signed by an official or authorized representative of the particular government or authority and certificates and representations of officers of the Managing General Partner of the Limited Partnership.

     Based solely upon the above review, it is our opinion that:

     1. The exercise of the voting rights pursuant to Sections 5.04(c) and (e) and 10.02(a)(i) of the Limited Partnership Agreement by the Limited contemplated by the Consent Solicitation Statement is authorized under the provisions of the Limited Partnership Agreement and the MRULPA.

     2. The exercise of such voting rights by Limited Partners will not subject the Limited Partners to liability as general partners under the MRULPA.

     3. The exercise of such voting rights may be effected without changing the status of the Limited Partnership as a partnership for tax purposes.

     Members of our firm are members of the Bar of the State of Maryland, and the opinions expressed herein are limited to the laws of the State of Maryland (not including the state securities or blue sky laws of Maryland) and the federal laws of the United States of America. We assume no obligations to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     The addressees may rely on this opinion in connection with the exercise of their voting rights as herein described. No other person may rely on this opinion without our prior written consent.

                                                 Yours truly,



                                                 Nixon Peabody LLP

                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP

                                  CONSENT CARD

          THIS CONSENT IS SOLICITED BY THE MANAGING GENERAL PARTNER OF
                 CAPITAL REALTY INVESTORS-II LIMITED PARTNERSHIP


     C.R.I., Inc., the Managing General Partner of Capital Realty Investors-II Limited Partnership (the "Partnership"), is proposing the liquidation of the Partnership (the "Liquidation") that consists of: (1) the sale of all of the Partnership's assets and the dissolution of the Partnership pursuant to the proposed Plan of Liquidation and Dissolution; (2) the amendment of the Partnership Agreement to permit the payment to the Managing General Partner of a Disposition Fee; (3) the amendment of the Partnership Agreement to permit the Managing General Partner to be eligible to receive a Partnership Liquidation Fee in the amount of Five Hundred Thousand Dollars ($500,000), payable only if the Managing General Partner is successful in liquidating all of the Partnership's investments within 36 months from the date the Liquidation is approved; and (4) authorization of the Managing General Partner, in its sole discretion, to elect to extend the period during which Consents of Limited Partners may be solicited and voted, but not beyond sixty (60) days from the date that this Consent Solicitation Statement is sent to the Limited Partners.

                   ------------------------------------------

              THE MANAGING GENERAL PARTNER RECOMMENDS THAT LIMITED
          PARTNERS CONSENT TO THE LIQUIDATION PROPOSALS BY MARKING THE
                              BOXES ENTITLED "FOR".

                   ------------------------------------------

PROPOSAL 1:

To approve (i) the sale of all of the Partnership's assets and the dissolution of the Partnership pursuant to the proposed Plan of Liquidation and Dissolution, and (ii) the amendment of the Partnership Agreement to permit the payment to the Managing General Partner of a Disposition Fee.

The undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

         [__] FOR                  [__] AGAINST               [__] ABSTAIN

PROPOSAL 2:

To approve the amendment of the Partnership Agreement to permit the Managing General Partner to be eligible to receive a Partnership Liquidation Fee in the amount of Five Hundred Thousand Dollars ($500,000), payable only if the Managing General Partner is successful in liquidating all of the Partnership's investments within 36 months from the date the Liquidation is approved.

The undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

         [__] FOR                  [__] AGAINST               [__] ABSTAIN

PROPOSAL 3:

To authorize the Managing General Partner, in its sole discretion, to elect to extend the period during which Consents of Limited Partners may be solicited and voted, but not beyond sixty (60) days from the date that this Consent Solicitation Statement is sent to the Limited Partners.

The undersigned hereby votes all Limited Partner units directly or beneficially owned by the undersigned as follows:

         [___] FOR                 [___] AGAINST              [___] ABSTAIN




     The Limited Partner units represented by this consent card will be voted in accordance with the election specified by the Limited Partner named below. ANY PROPERLY EXECUTED CONSENT CARD ON WHICH A CHOICE IS NOT INDICATED WILL BE VOTED "FOR" THE LIQUIDATION. FAILURE TO RETURN A CONSENT CARD OR ABSTENTION FROM VOTING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE LIQUIDATION.

     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated January __, 2004 from the Managing General Partner.


                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature
                                                  Title:
                                                  Dated:

     Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, please include your full title. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please see reverse side for instructions on returning this card.

                  YOUR VOTE IS IMPORTANT. PLEASE ACT PROMPTLY.

           ----------------------------------------------------------

           PLEASE SIGN AND DATE THIS CONSENT CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR FAX IT TO (212) 929-0308 BY 5:00
     P.M., EASTERN TIME, ON MARCH ___, 2004 (UNLESS SUCH DATE AND/OR TIME IS
        EXTENDED IN THE SOLE DISCRETION OF THE MANAGING GENERAL PARTNER).

          ------------------------------------------------------------

     The Consent Solicitation Agent:     MacKenzie Partners, Inc.
                                         105 Madison Avenue
                                         New York, NY  10016